                                                                   EXHIBIT 10.36

                    *CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    AGREEMENT
                            UNDER AN NIH PRIME AWARD

     This Agreement ("Agreement") is entered into this 10th day of February, 2006 by and between The Children's Hospital of Philadelphia ("CHOP") and Targeted Genetics Corporation (the "SUBAWARDEE").

     WHEREAS, CHOP is the sub-recipient of Contract No. HHSN266200500008C from the National Institutes of Health ("NIH"), Department of Health and Human Services ("DHHS") for support of a project entitled "HIV Vaccine Design and Development Teams" (the "Prime Award") for which CHOP has received a cost reimbursement Subcontract ("Subcontract"); and

     WHEREAS, the Subcontract includes authorization for the collaboration between CHOP and the SUBAWARDEE; and

     WHEREAS, the SUBAWARDEE has the skilled personnel and resources available to perform the services contemplated by this Agreement in accordance with the Subcontract and this Agreement and all applicable federal laws, regulations and policies, including but not limited to the NIH Grants Policy Statement (NIH Publication No. 99-8, March 2001, as may be amended, the "NIH Grants Policy Statement") that may be in effect from time to time.

     NOW THEREFORE, the parties agree as follows:

ARTICLE 1. STATEMENT OF WORK

     SUBAWARDEE agrees to use diligent efforts to perform the work described in its Statement of Work, which is attached as ATTACHMENT A and made part of this Agreement. Any significant change in the Statement of Work must be approved by CHOP in advance, and will be memorialized in an amendment to this Agreement.

ARTICLE 2. PERIOD OF PERFORMANCE

     The performance period for this Agreement will be effective 31 August 2005 retroactively and will not extend beyond 30 August 2006 unless the period is extended by amendment to this Agreement.

ARTICLE 3. KEY PERSONNEL

     The CHOP Principal Investigator (the "CHOP PI") for the Agreement is Philip Johnson, M.D.


                                                                        Page - 1

     The "Project Directors" for the SUBAWARDEE will be Barrie J. Carter, PhD, and Pervin Anklesaria, PhD. The Project Directors will be responsible for the conduct of the work performed under this Agreement.

     The Project Directors are considered essential to the work to be performed. The Project Directors may not be replaced, on a temporary or permanent basis, without the SUBAWARDEE first providing CHOP with notice of such request reasonably in advance along with justification in sufficient detail to permit evaluation of the impact on the program and CHOP granting its prior written approval. Additionally, the Project Directors may not significantly reduce his/her effort without the prior written approval of CHOP; for purposes of this Agreement, a significant reduction of the Project Directors effort is a reduction of 25% or more compared to the effort described in ATTACHMENT B.

ARTICLE 4. FINANCIAL CONDITIONS

4.1  ESTIMATED COSTS.

     The total cost of this Agreement, including direct and facilities and administration costs, will not exceed $3,087,023. ATTACHMENT B, which is attached and made part of this Agreement, reflects the agreed-upon budget.

     Fixed fee payments will be distributed based on the contract milestones outlined in APPENDIX B. A fixed fee of $51,634 will be paid to SUBAWARDEE for each completed milestone. Total fixed fee funds currently available for payment and allotted to SUBAWARDEE shall not exceed $154,901 (up to 3 milestones).

4.2  ALLOWABLE COSTS.

     Allowability of costs will be determined in accordance with the NIH Grants Policy Statement and with applicable Office Management and Budget (OMB) cost principles.

4.3  INVOICING.

     SUBAWARDEE will invoice CHOP no more frequently than monthly and no less frequently than quarterly for services performed under this Agreement. Invoices will be paid upon certification by the CHOP PI that the work has been completed. The final invoice should be marked as such and SUBAWARDEE should send the final invoice to CHOP no later than thirty (30) days from the expiration or termination of this Agreement. If the final invoice is received after that time, it may not be honored.

     Invoices should be prepared in triplicate and sent to the Director, Research Finance, The Joseph Stokes Jr. Research Institute of The Children's Hospital of Philadelphia, 3615 Civic Center Boulevard, Philadelphia, PA 19104-4318 using the format provided in ATTACHMENT C or other format containing the same information. Upon request, the SUBAWARDEE will furnish CHOP with any necessary documentation to support invoiced amounts.

     SUBAWARDEE assumes sole responsibility for reimbursement to CHOP of a sum of money equivalent to the amount of any expenditure disallowed (as defined by the applicable Federal Acquisition Regulation) should CHOP or NIH rule, through audit


                                                                        Page - 2
     exception or some other appropriate means, that any expenditure of funds allocated to the SUBAWARDEE was not made in compliance with the provisions of this Agreement.

ARTICLE 5. REPORTING REQUIREMENTS

5.1  FINANCIAL

     In addition to the final invoice, as specified in Section 4.3 above, the SUBAWARDEE will submit a financial report on Form NIH 2706 within thirty
     (30) days after the end of the performance period.

5.2  PROGRAMMATIC

     Reports of all programmatic findings related to the project will be sent to the CHOP PI when requested and in time to be included in annual or periodic reports and the final report to NIH. In general, this will follow Appendix A, flowdowns of the Prime Contract.

5.3  OTHER

     SUBAWARDEE will provide CHOP with documentation necessary to complete any additional reports required by NIH (such as human subject assurances, program income or invention statements).

ARTICLE 6. GENERAL CONDITIONS

     This Agreement will be administered in compliance with the provisions herein and the SUBAWARDEE agrees to comply with all applicable laws, regulations and policies pertaining to SUBAWARDEE's performance hereunder, including but not limited to the Contract, NIH Grants Policy Statement; 42 C.F.R. Section 52 et seq; 45 C.F.R. Section 74 et seq.; 45 C.F.R. Section 92 et seq. (as appropriate for the type of SUBAWARDEE and type of activity); and any other laws, regulations, or policies specifically referenced in this Agreement as they may be amended from time to time. The provisions of this Agreement may impose obligations on SUBAWARDEE in addition to those imposed by the Contract, NIH Grants Policy Statement and other applicable regulations.

ARTICLE 7. SPECIAL CONDITIONS

7.1  AWARD SPECIFIC TERMS AND CONDITIONS

     Subcontractor will comply with the terms and conditions, and Contract clauses identified as a flowdown from the Prime Contract (APPENDIX A) and Patent Rights Agreement (ATTACHMENT D).

7.2  INVENTIONS, PATENTS, COPYRIGHTS AND DATA

     Inventions: The determination of rights in ownership and disposition of inventions resulting from the performance of the Agreement and the administration of such patents will be in accordance with 37 CFR 401 and SUBAWARDEE agrees to comply with regulations regarding inventions as 37 CFR
     Part 401.


                                                                        Page - 3

     SUBAWARDEE will promptly disclose any inventions resulting from the performance of this Agreement to CHOP and will cooperate with CHOP in making required notifications to NIH/DHHS.

     Final Invention Report: SUBAWARDEE agrees to submit Final Invention Statement Form, HHS 568, to CHOP no later than sixty (60) days after the termination or expiration of this Agreement.

     Copyrights: Disposition of any copyrights or any copyrightable material will be determined by the policy of the SUBAWARDEE. Any such copyrighted materials are subject to a royalty-free, non-exclusive, and irrevocable license for the U.S. Government to reproduce, publish, or otherwise use the copyrighted material and to authorize others to do so for federal purposes. Copies of all copyrighted or copyrightable materials will be provided to the CHOP PI.

     Data: SUBAWARDEE will own the data it generates under this Agreement. For the purposes or activities related to the Agreement CHOP will have the right to receive copies of such data and use data for educational and research purposes subject to the terms of the Patent Rights Agreement (Attachment D). Additionally, SUBAWARDEE acknowledges the rights of the U.S. Government to use such data.

7.3  PUBLICATION AND ACKNOWLEDGMENT OF SUPPORT.

     SUBAWARDEE is encouraged to publish the results of its effort carried out pursuant to this Agreement. In so doing the SUBAWARDEE will comply with the NIH's policies that pertain to the title and disposition of Rights in Data, Publication and Copyrighting as such policies are set forth in the NIH Grants Policy Statement and in HHSAR 352.270-6. Publication policies are defined in Attachment D- Patent Rights Agreement. The SUBAWARDEE will provide an advance copy of every publication involving data associated with this agreement to the CHOP PI.

     All publications, reports and other materials resulting from the study will acknowledge NIH support and should use a statement to the effect:

     "The project described was supported by funds from The Children's Hospital of Philadelphia under contract number HHSN266200500008C from the National Institute of Health/Department of Health and Human Services and the content of the publication do not necessarily represent the views or policies of the DHHS or The Children's Hospital of Philadelphia," nor does mention of trade names, commercial products, or organizations imply endorsement by the U.S. Government.

     As required by Department of Health and Human Services ("DHHS") appropriations acts, all DHHS award recipients must acknowledge Federal funding when issuing statements, press releases, requests for proposals, bid invitations, and other documents describing projects or programs funded in whole or in part with Federal money. Grantees are required to state (1) the percentage and dollar amounts of the total program or project costs financed with Federal money and (2) the percentage and dollar amount of the total costs financed by nongovernmental sources.

7.4  PROGRAMMATIC AND BUDGETARY CHANGES


                                                                        Page - 4

     For all actions requiring NIH/DHHS prior approval, SUBAWARDEE must obtain prior written approval of CHOP. SUBAWARDEE agrees to provide CHOP with sufficient justification and supporting materials to support the requested change.

7.5  SALARY RATE LIMITATION

     SUBAWARDEE is subject to Public Law 108-447, which stipulates that no NIH fiscal year funds may be used to pay the direct salary of an individual through an award at a rate in excess of:

          FY 2005 (Executive Level I)
             January 1, 2005 through December 31, 2005   $180,100

     (direct salary is exclusive of overhead, fringe benefits and facilities and administrative expenses.)

     The SUBAWARDEE shall include the following certification on every invoice for reimbursable costs incurred with Fiscal Year funds subject to the salary rate limitation provisions as specified in this Agreement. For billing purposes, certified invoices are required for the billing period during which the applicable Fiscal Year funds were initially charged through the final billing period utilizing the applicable Fiscal Year funds:

     "I hereby certify that the salaries charged in this invoice are in compliance with P.L. 108-447 and ARTICLE 7.5 of the above referenced Agreement."

ARTICLE 8. USE OF NAME

     CHOP and SUBAWARDEE each agree not to use the name of the other, or the name of any staff of the other, in news releases, commercial or non-commercial advertising or in other publications (with the exception of scholarly publications), without the prior written permission of a duly authorized officer of the other party and the affected individual (if any).

ARTICLE 9. AUDITS, INSPECTIONS AND RECORDS

     SUBAWARDEE will comply with the requirements of OMB Circular A-133 as implemented by 45 C.F.R. Section 74.26 and 45 C.F.R. Section 92.26, (or the audit requirements stated in 45 C.F.R. Section 74.26(d) for types of organizations to which OMB A-133 or other federal audit requirements does not directly apply), as applicable. SUBAWARDEE will submit a copy of its most recent financial compliance and audit report to the Director, Research Finance, The Joseph Stokes Jr. Research Institute of The Children's Hospital of Philadelphia, 3615 Civic Center Boulevard, Philadelphia, PA 19104-4318.

     CHOP will have the right, at mutually agreeable times and upon reasonable notice, to inspect and review the progress of work conducted by the SUBAWARDEE hereunder, including the right to inspect SUBAWARDEE's facilities and records related to work conducted by SUBAWARDEE hereunder.


                                                                        Page - 5

     Financial records, supporting documents, research data and other records pertinent to this Agreement will be retained for a period of three (3) years from the date of submission of CHOP's final expenditure report to NIH. Records pertaining to audits, appeals, litigation or settlement of claims arising out of the performance of this Agreement will be retained until such audits, appeals or litigation or claims have been settled.

ARTICLE 10. LIABILITY

     The SUBAWARDEE's relationship to CHOP under this Agreement will be that of an Independent Contractor and not an agent, joint venturer, partner or employee of CHOP. As such an independent contractor, the SUBAWARDEE assumes risk and all responsibility for work conducted under this Agreement. The SUBAWARDEE will, during the course of this Agreement, maintain in force adequate insurance to cover risk or liability arising out of this work.

ARTICLE 11. TERMINATION

     This Agreement will immediately terminate upon receipt of written notification from CHOP to SUBAWARDEE that the Contract has been terminated by the funding agency or if CHOP does not approve a replacement Project Director as such approval is required by Article 3 above. Furthermore, CHOP may terminate this Agreement by giving notice in writing to SUBAWARDEE if SUBAWARDEE is in breach of this Agreement and has failed to cure such breach within thirty (30) days or within a mutually agreed upon cure period, of receipt of notice thereof from CHOP.

ARTICLE 12. CHANGES

     CHOP may from time to time request changes in the scope of the activities to be performed by the SUBAWARDEE as described in ATTACHMENT A, Statement of Work. Changes that are mutually agreed upon between the SUBAWARDEE and CHOP shall be incorporated into this Agreement via written amendment(s).

ARTICLE 13. NOTICE

     All notices required under this Agreement shall be in writing and sent to:

          To CHOP:

             Assistant Director, Research Services
             Office of Research Services and Project Development
             The Children's Hospital of Philadelphia
             The Joseph Stokes, Jr. Research Institute
             3615 Civic Center Boulevard
             Philadelphia, PA 19104-4318

             Tel: (215) 590-3800
             Fax: (215) 590-3804

             Notices regarding programmatic matters only should be sent to:

             Philip Johnson, M.D.


                                                                        Page - 6

             The Children's Hospital of Philadelphia
             The Joseph Stokes, Jr. Research Institute
             3615 Civic Center Boulevard
             Philadelphia, PA 19104-4318

          To SUBAWARDEE:

             Ralph W. Paul, Ph.D
             Director, Technology Evaluation
             Targeted Genetics Corporation
             1100 Olive Way, Suite 100
             Seattle, WA 98101

             Tel: (206) 521-7830
             Fax: (206) 521-7830

             With a copy sent to::

             Legal Department
             Targeted Genetics Corporation
             1100 Olive Way, Suite 100
             Seattle, WA 98101

ARTICLE 14. ASSIGNMENT

     This Agreement is for professional services. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement in whole or in part to another party without the express written consent of the non-assigning party.

     SUBAWARDEE agrees not to subcontract any of the research effort required under this Agreement without the prior written approval of CHOP.

ARTICLE 15. INDEMNIFICATION

15.1 INDEMNIFICATION BY SUBAWARDEE

     SUBAWARDEE will indemnify and hold harmless CHOP, its board members, officers, agents, servants and employees from and against any and all liability, loss, damage, claims, costs, actions, and suits, including costs, expenses, and attorneys' fees, arising out of, resulting from, or relating to, directly or indirectly, any action or inaction of the SUBAWARDEE under this Agreement.

15.2 INDEMNIFICATION BY CHOP

     CHOP will indemnify and hold harmless SUBAWARDEE, its board members, officers, agents, servants and employees from and against any and all liability, loss, damage, claims, costs, actions and suits, including costs, expenses, and attorneys' fees, arising out of, resulting from, or relating to, directly or indirectly, any action or inaction of CHOP under this Agreement.


                                                                        Page - 7

ARTICLE 16. ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement and understanding between CHOP and SUBAWARDEE. It merges all prior discussions between the parties and neither party will be bound by conditions, definitions, warranties, understanding or representations concerning such subject matter except as provided in this Agreement. Any changes or modifications to this Agreement or to any attachment to this Agreement will be made in writing and executed by the duly authorized representatives of CHOP and SUBAWARDEE.

ARTICLE 17. ASSURANCES AND CERTIFICATIONS

17.1 GENERAL

     SUBAWARDEE will comply with all applicable Public Policy Requirements and Objectives as specifically described in the Contract and NIH Grants Policy Statement, which are hereby incorporated into this Agreement by reference. Furthermore, SUBAWARDEE represents, warrants and certifies that it has filed and will maintain all assurances or other documentation with the appropriate government agencies to the extent such assurances and documentation are required.

17.2 NON-DISCRIMINATION

     SUBAWARDEE certifies that the SUBAWARDEE is in compliance with the Civil Rights Act of 1964, the Age Discrimination Act of 1975, Title IX of the Education Amendments of 1972; the Rehabilitation Act of 1973; and the Americans With Disabilities Act and all implementing regulations.

17.3 DEBARMENT

     SUBAWARDEE does certify that neither SUBAWARDEE nor any of its employees or agents performing any service under this Agreement (including the SUBAWARDEE PI) are presently debarred, suspended, proposed for debarment, declared ineligible or voluntarily excluded from participation in this transaction, under investigation for a crime or otherwise engaged in conduct for which a person can be debarred by any federal agency, and SUBAWARDEE will immediately notify CHOP upon any inquiry concerning commencement of any such proceeding concerning SUBAWARDEE or such person referred to in this subparagraph.

17.4 FEDERAL DEBT

     SUBAWARDEE certifies that SUBAWARDEE is not delinquent on any Federal debt in accordance with OMB Circular No. A-129.

17.5 LOBBYING

     SUBAWARDEE certifies that no federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of an Member of Congress in connection with this Agreement, and that if any funds other than federally appropriated funds have been paid or will be paid to any person for


                                                                        Page - 8
     influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of an Member of Congress in connection with this NIH Prime award, grant loan or cooperative agreement the SUBAWARDEE will complete and submit standard Form-LLL, "Disclosure Form to Report Lobbying."

17.6 PROTECTION OF HUMAN SUBJECTS

     The SUBAWARDEE will comply with all requirements relating to human subject protections as set forth at 45 C.F.R. Part 46 and 21 C.F.R. Part 50 (Protection of Human Subjects).

     SUBAWARDEE agrees that it will obtain the approval of the appropriate external institutional review board (the "IRB") prior to conducting any studies involving human subjects and will comply with all IRB policies and requirements regarding such research. SUBAWARDEE will notify CHOP immediately if IRB approval of the study has to be revoked or suspended for any reason.

     SUBAWARDEE certifies that the cognizant IRB is in full compliance with all relevant federal regulations. SUBAWARDEE further agrees to notify CHOP immediately of any actions taken by the FDA or OHRP in relation to the IRB.

     Unanticipated events, drug reactions, or other reports of project activity that could assist CHOP and other subcontractors, if any, in protecting the health or safety of study subjects will be immediately reported to the CHOP PI, in addition to reporting to the extent required to the NIH and FDA, as applicable.

17.7 VERTEBRATE ANIMALS

     SUBAWARDEE will comply with all federal government, Public Health Service, and NIH requirements, policies, and guidelines relating to the humane care and use of laboratory animals including but not limited to The Animal Welfare Act as amended, at 7 U.S.C. Section 2131 et. seq., and comply with any local or state government laws, regulations or policies concerning such matters. In accordance with the applicable regulations, SUBAWARDEE agrees that any animal research protocol conducted under this Agreement will be reviewed and approved by SUBAWARDEE's Animal Care and Use Committee (IACUC) and certifies that this IACUC is in full compliance with all federal regulations and has an approved Assurance on file with DHHS.

17.8 USE OF RECOMBINANT DNA

     SUBAWARDEE agrees that, to the extent applicable, it will comply with the requirements of the NIH Guidelines for Research Involving Recombinant DNA Molecules (59 FR 34496, July 5, 1994) including establishing a standing Institutional Biosafety Committee.

17.9 MISCONDUCT IN SCIENCE

     SUBAWARDEE agrees to comply with regulations at 42 C.F.R. Part 50, Subpart A, "Responsibilities for PHS Awards and Applicant Institutions for Dealing with and Reporting Possible Misconduct in Science"; immediately notify CHOP if the conduct of


                                                                        Page - 9
     any employee or agent of SUBAWARDEE performing any service under this Agreement, including the SUBAWARDEE PI, is under investigation for misconduct in science; and keep CHOP fully informed about any such investigation to enable CHOP to meet its obligations under the NIH Grants Policy Statement.

17.10 OBJECTIVITY IN RESEARCH

     SUBAWARDEE will comply with all federal government, Public Health Service, and NIH requirements, policies, and guidelines relating to actual or potential conflicts of interest, including but not limited to the requirements of 42 C.F.R. Part 50, Subpart F, "Responsibility of Applicants for Promoting Objectivity in Research for which NIH Funding is Sought". Acceptance of this Agreement constitutes certification that SUBAWARDEE has implemented a written and enforced policy consistent with the above referenced policy and with any subsequent amendments to this policy.

17.11 DRUG-FREE WORKPLACE

     By signing this Agreement, the SUBAWARDEE assures that it is in compliance with the provisions of the Drug-Free Workplace Act of 1988 (45 CFR Part 76, Subpart F).

17.12 BIOTERRORISM PREPAREDNESS AND RESPONSE

     The SUBAWARDEE will comply with the Public Health Security and Bioterrorism Preparedness and Response Act of 2002 (P.L. 107-188).

17.13 USA PATRIOT ACT

     The SUBAWARDEE will comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act P.L. 107-56).

17.14 INDIVIDUALLY IDENTIFIABLE HEALTH INFORMATION

     The SUBAWARDEE will comply with the "Standards for Privacy of Individually Identifiable Health Information (45 C.F.R. 164 Subpart E)." This regulation under the Health Insurance Portability and Accountability Act (HIPAA) of 1996 governs the protection of individually identifiable health information.

17.15 STEM CELL RESEARCH

     The SUBAWARDEE will comply with "Notice of Criteria for Federal Funding of Research on Existing Embryonic Stem Cells and Establishment of NIH Embryonic Stem Cell Registry" (NOT-OD-02-005; 11/07101) and the "NIH Guidelines for Research Using Human Pluripotent Stem Cells."

17.16 CHANGES

     SUBAWARDEE agrees to notify CHOP immediately if there is any change of status in any of the above.


                                                                       Page - 10

ARTICLE 18. ADDITIONAL DISCLOSURES

     In addition to all other reporting and notification requirements set forth in this Agreement, the SUBAWARDEE will immediately disclose to CHOP in writing each of the following:

     (a) The existence of any "Significant Financial Interests" as defined in 42 C.F.R. Part 50, Subpart F, "Responsibility of Applicants for Promoting Objectivity in Research for which NIH Funding is Sought," that are required by such regulations to be reported to NIH, along with an explanation as to whether the identified Interest is being managed, reduced or eliminated by the SUBAWARDEE and any other information about the Interest that CHOP may reasonably request;

     (b) Formal findings of noncompliance with any law, regulation or other term or condition incorporated into the Agreement that could reasonably affect the awarding, administration, conduct, reliability or reporting of the results of the Prime Award;

     (c) Receipt of formal discovery requests, notices of suit or litigation or other formal adversary proceedings with respect to any aspect of the Agreement; and

     (d) Suspensions, disciplinary actions or other enforcement actions by an external agency or authority that concern any Investigator on the Agreement and are related to that Investigator's performance under the Agreement or the Agreement itself. For purposes of this Agreement, "Investigator" will be as defined in the federal regulations on "Responsibility of Applicants for Promoting Objectivity in Research for which PHS Funding is Sought" (Conflicts of Interest), at 42 C.F.R. Part 50, Subpart F.

ARTICLE 19. GOVERNING LAW

     This Agreement will be construed under the laws of Pennsylvania.

APPENDIX A and ATTACHMENT D are hereby incorporated as part of this subcontract.


                                                                       Page - 11

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

For The Children's Hospital of             For Targeted Genetics Corporation
Philadelphia:                              SUBAWARDEE:

/s/ Sara Dubberly                            /s/ Barrie Carter
------------------------------------       ------------------------------------
Signature                                  Signature

Sara Dubberly                              Barrie Carter
Typed Name                                 Typed Name

Director, Sponsored Projects               Senior Executive Vice President and
Children's Hospital of Philadelphia        Chief Scientific Officer
The Joseph Stokes Jr. Research Institute   Targeted Genetics Corporation

------------------------------------       ------------------------------------
Title/Organization                         Title/Organization
Date 2/10/06                               Date 2/13/06


                                                                       Page - 12

                                                 CHOP REFERENCE NO. 22852 -01-01

APPENDIX A - PRIME CONTRACT FLOWDOWNS

The Prime Contract clauses identified below are hereby incorporated by reference. Furthermore, at a minimum, this Subcontract hereby incorporates by reference any of those FAR and FAR Supplement clauses that are part of the Prime Contract.

When any of the clauses incorporated herein by reference specify a period of time within which the contractor is to provide any notice, information, or document to the Government, the Subcontractor must provide any such notice, information, or document to CHOP within a sufficiently shorter time in order to provide CHOP a reasonable opportunity to consider the Subcontractor's material and prepare its own submission before the Prime Contract deadline.

As used in the Prime Contract clauses that are incorporated herein by reference, the term "contract" shall mean this Agreement, the terms "Government," "Contracting Officer," and the like shall mean CHOP, the term "Contractor" shall mean the SUBAWARDEE.

PART I

SECTION A - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE A.1 PROVISIONS APPLICABLE TO DIRECT COSTS

a.   Items Unallowable Unless Otherwise Provided

     Notwithstanding the clauses, ALLOWABLE COST AND PAYMENT and FIXED FEE, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

     (1)  Acquisition, by purchase or lease, of any interest in real property;

     (2)  Special rearrangement or alteration of facilities;

     (3) Purchase or lease of ANY item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

     (4)  Travel to attend general scientific meetings;

     (5)  Foreign travel - See Paragraph b.(2) below;

     (6)  Consultant costs;

     (7)  Subcontracts;

     (8)  Patient care costs;

     (9) Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and "sensitive items" (defined and listed in the Contractor's Guide for Control of Government Property), 1990, regardless of acquisition value.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

b.   Travel Costs

     (1)  Domestic Travel

          (a) Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract shall not exceed $43,022 without the prior written approval of the Contracting Officer.

          (b) The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.205-46.

     (2)  Foreign Travel

          Requests for foreign travel must be submitted at least six weeks in advance and shall contain the following: (a) meeting(s) and place(s) to be visited, with costs and dates; (b) name(s) and title(s) of Contractor personnel to travel and their functions in the contract project; (c) contract purposes to be served by the travel; (d) how travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of NIH contract funds; (e) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and (f) what additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

ARTICLE A.2. ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a. To negotiate a cost reimbursement type subcontract with Children's Hospital of Philadelphia for an amount not to exceed $18,902,433. Award of the subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the draft subcontract agreement. After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.

b. To negotiate a cost reimbursement type lower tier subcontract with Targeted Genetics Corporation for an amount not to exceed $18,243,919. Award of the lower tier subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the draft subcontract agreement. After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved lower tier subcontract shall be provided to the Contracting Officer.

c. Targeted Genetics Corporation is authorized to bill indirect costs as follows for the period August 31, 2005 through August 30, 2010: Fringe Benefits of 13.02% of salaries and wages; Overhead of 100% of direct labor plus fringe benefits; and G&A of 14.93% of Direct Labor, Fringe Benefits, Overhead and Other Direct Costs.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

     In no event shall the final amount reimbursable for Overhead for the Targeted Genetics Corporation exceed a ceiling of 100% of direct labor and fringe benefits.

d. To negotiate fixed price type lower tier subcontracts with Targeted Genetics Corporation for the following amounts not to exceed:

          [*]   [*]   [*]
          [*]   [*]   [*]
          [*]   [*]   [*]
          [*]   [*]   [*]
          [*]   [*]   [*]
          [*]   [*]   [*]
          [*]   [*]   [*]
          [*]   [*]   [*]
          [*]   [*]   [*]

          Award of the lower tier subcontracts shall not proceed without the prior written approval of the Contracting Officer upon review of the draft subcontract agreements. After written approval of the subcontracts by the Contracting Officer, a copy of the signed, approved lower tier subcontracts shall be provided to the Contracting Officer.

e. Invoices - Cost and Personnel Reporting, and Variances from the Negotiated Budget

     (1) The Contractor agrees to provide a detailed breakdown on invoices of the following cost categories:

          (a) Direct Labor - List individuals by name, title/position, hourly/annual rate, level of effort, and amount claimed.

          (b)  Fringe Benefits - Cite rate and amount.

          (c)  Overhead - Cite rate and amount.

          (d) Materials & Supplies - Include detailed breakdown when total amount is over $1,000.

          (e) Travel - Identify travelers, dates, destination, purpose of trip, and amount. Cite COA, if appropriate. List separately, domestic travel, general scientific meeting travel, and foreign travel.

                                            [*]CONFIDENTIAL TREATMENT REQUESTED.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

          (f)  Subcontracts - Attach subcontractor invoice(s).

          (g)  Equipment - Cite authorization and amount.

          (h)  Other Direct Costs

          (i)  Patient Care Costs

          (j)  G&A - Cite rate and amount.

          (k)  Total Cost

          (l)  Fixed Fee

          (m)  Total CPFF

     Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

     (2) The Contractor agrees to immediately notify the Contracting Officer in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10 percent) of the amount allotted to the contract, and the reasons for the variance. Also refer to the requirements of the Limitation of Funds and Limitation of Cost Clauses in the contract.

f.   Confidential Treatment of Sensitive Information

     The Contractor shall guarantee strict confidentiality of the information/data that it is provided by the Government during the performance of the contract. The Government has determined that the information/data that the Contractor will be provided during the performance of the contract is of a sensitive nature.

     Disclosure of the information/data, in whole or in part, by the Contractor can only be made after the Contractor receives prior written approval from the Contracting Officer. Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer,

g.   Contract Number Designation

     On all correspondence submitted under this contract, the Contractor agrees to clearly identify the two contract numbers that appear on the face page of the contract as follows:

          Contract No. HHSN266200500008C
          ADB Contract No. N01-AI-50008

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

h.   NIH NIAID DAIDS-contracted Audit of Production Facility

     The Contractor and all Subcontractors will be audited for GMP, GLP, and QC/QA capabilities within three months of contract award. Noted deficiencies shall be corrected (or addressed) within three months after issuance of the audit report.

i.   Contract Milestones

     The Contractor shall complete all work in accordance with the Statement of Work and the contract milestones set forth below. The distribution of the fixed fee shall be paid in installments based on the Project Officer's written certification regarding the completion of these milestones as follows:

                              MILESTONES                                          FIXED FEE
                              ----------                                          ---------
                     Multi-gene HIV VRP Vaccine for Phase I
 1   Immunogenicity testing                                                        $38,028
 2   Selection of VRP construct and mfg process                                    $38,028
 3   Pass DAIDS-contracted GMP audit of production facility intended for use in
     VRP production.                                                               $38,028
 4   Submit clinical trial concept to HVTN                                         $38,028
 5   Prepare/submit pre-IND documents to CBER                                      $38,028
 6   Complete pilot lot production                                                 $38,028
 7   Technology transfer for GMP production                                        $38,028
 8   Pre-IND meeting                                                               $38,028
 9   Complete GMP production                                                       $38,028
10   Complete GMP immunogenicity testing                                           $38,028
11   Develop clinical trial protocol with HVTN                                     $38,028
12   Complete QC release testing for GMP product                                   $38,028
13   Complete pivotal toxicology study                                             $38,028
14   Prepare/submit IND                                                            $38,028
15   Complete Phase I clinical trial                                               $38,028

                     Multi-gene HIV VRP Vaccine for Phase II

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

16   Review and prepare summary of critical data                                   $38,028
17   Begin GMP production                                                          $38,028
18   Develop clinical trial protocol with HVTN                                     $38,028
19   Complete QC release testing for GMP product                                   $38,028
20   Prepare/submit IND amendment                                                  $38,028
21   Begin Phase II clinical trial                                                 $38,028
22   Review Phase II data                                                          $38,028

SECTION B - DESCRIPTION/SPECIFICATIONS/STATEMENT OF WORK

ARTICLE B.1. REPORTING REQUIREMENTS AND DELIVERABLES

The Contractor is required to formally report progress once per year, through submission of a written Technical Report, and once by holding a formal Site Visit review to be attended by appropriate NIAID contract staff and program officials, and the External Advisory Committee of the Team. The Contractor is also required to submit Goals and Milestones Achievement Reports during the contract period at appropriate times. Distribution of written reports is listed in Article E.1.

GOALS AND MILESTONES ACHIEVEMENT REPORTS. SINCE THE PAYMENT OF CONTRACT FEE PORTIONS WILL BE TIED TO THE ACCOMPLISHMENT OF NEGOTIATED, PREDETERMINED GOALS AND MILESTONES, THE CONTRACTOR WILL SUBMIT GOALS AND MILESTONES ACHIEVEMENT REPORTS DURING THE CONTRACT PERIOD AS APPROPRIATE. THE ORIGINAL SHALL BE SUBMITTED TO THE CONTRACTING OFFICER, AND TWO (2) COPIES (ONE HARD COPY AND A COPY IN A DIGITAL MEDIUM) TO THE PROJECT OFFICER. EACH REPORT MUST CONSIST OF:

     1.   A COVER PAGE.

     2.   Reports shall include but not be limited to the following:

               Section A - An introduction covering the goal or milestone.

               Section B - A description of the results. Description shall include pertinent data and/or figures in sufficient detail to explain any significant results from analysis and scientific evaluation of data accumulated to date under the goal or milestone. When appropriate this report should detail specific requests and approvals for the conduct of human trials.

Clinical Trials Protocol(s). NIAID has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants in NIAID-supported studies. Therefore, as described in the NIAID Clinical Terms of Award and Guidance (http://www.niaid.nih.gov/ncn/clinical/default_human.htm), the Contractor shall develop a protocol for each clinical trial and submit it for approval by the NIAID Prevention

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

Science Review Committee (PSRC). Protocols should include a description of the research design and protocol development including definition of objectives and approaches, planning, implementation, participant recruitment and follow-up, data collection, quality control, data and safety monitoring, final data analysis and interpretation, and publication of results. Final approval of this protocol must take place prior to participant enrollment. [For trials to be conducted through the DAIDS-sponsored HVTN, the protocol should be developed in conjunction with the HVTN.]

     Annual Technical Report. By the fifteenth working day of the twelfth month of each contract year, the Contractor shall submit Annual Technical Progress Reports as described below. The original shall be submitted to the Contracting Officer, and two (2) copies (one hard copy and one copy in a digital medium) to the Project Officer. The report should be factual and concise and consist of the following:

     1. A cover page.

     2. Reports shall include, but not be limited to the following:

          Section A - An introduction covering the purpose and scope of the contract effort.

          Section B - A description of overall progress plus a separate description for each task or other logical segment of work on which effort was expended during the reporting period. The description shall include pertinent data and/or figures in sufficient detail to explain any significant results from analysis and scientific evaluation of data accumulated to date under the project. Special emphasis shall be placed on goals or milestones that were reached, or problems that were encountered that prevented reaching a scheduled goal or milestone during the reporting period and how those problems were/will be addressed, and requests and approvals to conduct human trials.

          Section C - A summary of the proposed goals and milestones for the duration of the contract, including any proposed revisions based on results generated to date.

Annual Site Visit Review and Report. At the middle (6 month mark) of each contract year, the Contractor shall host, for NIAID contract and program staff and their External Advisory Board, a site visit review. The Contractor's Principal Investigator and all Co-investigators shall attend this meeting. An update and summary of results generated on each sub-project shall be presented by the co-investigator and/or other pertinent staff. These presentations shall include summaries of all goals or milestones reached during the review period and include a description of all problems encountered that will impact the achievement of particular goals and milestones as outlined in the Contractor's research plan. The Principal Investigator, Co-investigator and staff representing each project and sub-project shall describe goals and milestones and development objectives for the coming year. Additionally, application of the policies and procedures for monitoring the direction of specific projects shall be presented. For Contractors with foreign subcontracts, this annual site visit will also report details about approvals for manufacturing or testing that have been obtained from both the U.S. and foreign governments. A report of the plan for, and results of, this site visit shall be prepared by

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

the Contractor and submitted to the Project Officer (in hard copy and digital medium) and the Contracting Officer (original hard copy).

Final Technical Report. The Contractor shall submit the final report documents, two (2) copies (one hard copy and one copy in a digital medium) to the Project Officer, and the original to the Contracting Officer, which shall summarize the results of the entire contract work for the complete performance period, and shall include the specifications of the optimized AIDS vaccine product developed during the course of this contract. These specifications shall include: 1) the identity of the vaccine strain or strains in the final product, 2) a detailed description of the manipulations used in the vaccine design, 3) a detailed description of all processes used to expand, attenuate, inactivate, or purify the final vaccine product, 4) a detailed description of any adjuvants or other potentiating agents used in the delivery of the final optimized product, 5) a detailed description of the suggested immunization schedule to be used for optimal reactivity in humans, and 6) evidence that the vaccine product can be manufactured under GMP/GLP conditions for use in human vaccine trials. In addition, the Contractor shall indicate whether any INDs were filed in relation to vaccine products developed during the course of the contract, and provide a description of the IND and the results of the filings. For Contractors with foreign subcontracts, this report shall include details concerning approvals for manufacturing or testing that have been obtained for or by the foreign subcontractors. The final report shall be submitted by the completion date of the contract.

Deliverables. The Contractor shall submit samples of candidate HIV/AIDS vaccines, as well as selected plasma/cell samples from preclinical animal immunogenicity studies of candidate HIV/AIDS vaccines, prior to GMP manufacture, for testing in DAIDS-sponsored core laboratories. Contractors may also be asked to provide samples of GMP vaccine product for similar analyses in conjunction with clinical trials.

ARTICLE B.2. INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11 including, but not limited to, the invention disclosure report, the confirmatory license, and the government support certification, shall be directed to the Extramural Inventions and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, Room 1040 A, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986).
In addition, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted to the Contracting Officer within 90 days after the expiration date of the contract to the following address:

     Contracting Officer
     National Institutes of Health
     National Institute of Allergy and Infectious Diseases, CMP
     6700-B Rockledge Drive, Room 3214, MSC 7612
     Bethesda, Maryland 20892 -7612

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

To assist Contractors in complying with invention reporting requirements of the clause, the NIH has developed "Interagency Edison," an electronic invention reporting system. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web (http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

SECTION C - PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

SECTION D - INSPECTION AND ACCEPTANCE

a. The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b. For the purpose of this SECTION, the Project Officer is the authorized representative of the Contracting Officer.

c. Inspection and acceptance will be performed at the address listed in Article G.1.

     Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d. This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

     FAR Clause No. 52.246-9, INSPECTION OF RESEARCH AND DEVELOPMENT (SHORT
     FORM) (APRIL 1984).

SECTION E - DELIVERIES OR PERFORMANCE

ARTICLE E.1. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in Attachment A and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

a. The items specified below as described in SECTION B, ARTICLE B.1 will be required to be delivered F.O.B. Destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the dates specified below:

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

Item                 Description                        Delivery Schedule
----                 -----------                        -----------------
  1    Goals and Milestones Achievement Report   As required by the Project Officer
  2    Clinical Trials Protocol(s)               As required by the Project Officer
  3    Annual Technical Report                   15th day of the twelfth month of each
                                                 contract year
  4    Annual Site Visit Review and Report       6th month of each contract year
  5    Final Technical Report                    On or before contract expiration

b.   The above items shall be addressed and delivered to:

Addressee                                  Deliverable Item               Quantity
---------                                  ----------------               --------
Contracting Office              Goals and Milestones Achievement Report        --
CMP, NIAID, NIH                 Clinical Trials Protocol(s)                    --
Room 3214, MSC 7612             Annual Technical Report                    1 Copy
6700-B Rockledge Drive          Annual Site Visit Review and Report        1 Copy
Bethesda, MD 20892-7612         Final Technical Report                     1 Copy

Project Officer                 Goals and Milestones Achievement Report    1 Copy*
Vaccine & Prevention Research   Clinical Trials Protocol(s)                1 Copy*
Program                         Annual Technical Report                    1 Copy*
Division of AIDS, NIAID, NIH    Annual Site Visit Review                   1 Copy*
Room 5136, MSC 7628             Final Technical Report                     1 Copy*
6700-B Rockledge Drive
Bethesda, MD 20892-7628

* Plus one copy on 3.5 inch, high density computer diskette or other digital medium approved by the Project Officer.

ARTICLE E.2. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause by reference, with the sane force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

     52.242-15, Stop Work Order (AUGUST 1989) with ALTERNATE I (APRIL 1984).

SECTION F - CONTRACT ADMINISTRATION DATA

ARTICLE F.1 PROJECT OFFICER

The following Project Officer will represent the Government for the purpose of this contract:

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

     Michael N. Pensiero, Ph.D.  Product Development Team Leader
     Preclinical Research and Development Branch Vaccine and Prevention Research Program Division of AIDS, NAID, NIH, DHHS Room 5136, MSC 7628 6700-B Rockledge Drive Bethesda, MD 20892-7628
     Phone: (301) 435-3749 Fax: (301) 402-3684
     Email: mpensiero@niaid.nih.gov

The Project Officer is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to:
(1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Contracting Officer hereby delegates the Project Officer as the Contracting Officer's authorized representative responsible for signing software license agreements issued as a result of this contract.

The Government may unilaterally change its Project Officer designation.

ARTICLE F2. KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in Section I of this contract, the following individuals are considered to be essential to the work being performed hereunder:

          NAME                                    TITLE
          ----                                    -----
Philip Johnson, M.D.       Principal Investigator (Children's Hospital of
                           Philadelphia)
K. Reed Clark, Ph.D.       Co- Principal Investigator (Children's Research
                           Institute)
Barrie Carter, Ph. D.      Co-Investigator (Targeted Genetics)
Pervin Anklesaria, Ph.D.   Co-Investigator (Targeted Genetics)

ARTICLE F.3. GOVERNMENT PROPERTY

a. In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in SECTION I of this contract, the Contractor shall comply with the provisions of DHHS Publication, Contractor's Guide for Control of Government Property, 1990, which is incorporated into this contract by reference. Among other issues, this publication provides a summary of the Contractor's responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

     A copy of this publication is available upon request to the Contracts Property Administrator.

     Requests for information regarding property under this contract should be directed to the following office:

     Division of Personal Property Services, NIH
     6011 Building, Suite 637
     6011 EXECUTIVE BLVD MSC 7670
     BETHESDA MD 20852-7670
     (301) 496-6466

b. Notwithstanding the provisions outlined in the DHHS Publication, CONTRACTOR'S GUIDE FOR CONTROL OF GOVERNMENT PROPERTY, 1990 which is incorporated in this contract in paragraph a. above, the Contractor shall use the form entitled, "Report of Government Owned, Contractor Held Property" for performing annual inventories required under this contract. This form is included as an attachment in SECTION J of this contract.

c.   Contractor-Acquired Government Property - Schedule I-A

     Pursuant to the clause, GOVERNMENT PROPERTY, incorporated in this contract, the Contractor is hereby authorized to acquire the property listed in the attached Schedule I-A, Attachment 8, for use in direct performance of the contract. This contract is for scientific research and is with a nonprofit institution whose primary purpose is the conduct of scientific research. Therefore, in accordance with the clause, GOVERNMENT PROPERTY, ALTERNATE I, title to equipment having an acquisition cost of less than $ 5,000 shall vest in the Contractor and title to equipment having an acquisition cost of $ 5,000 or more purchased with funds made available under the contract shall vest in the Contractor subject to the provisions of the clause, GOVERNMENT PROPERTY; provided that the Government may direct transfer of the title to the Government or to a third party within twelve months after completion or termination of the contract. The transfer of title to such equipment to the Government or to a third party shall not be the basis for any claim against the Government by the Contractor.

ARTICLE F.4. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.   Contractor Performance Evaluations

     Interim and final evaluations of Contractor performance will be prepared on this contract in accordance with FAR 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluations will be prepared annually to coincide with the anniversary date of the contract.

     Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

     Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

SECTION G - SPECIAL CONTRACT REQUIREMENTS

ARTICLE G.1. RESTRICTION FROM USE OF HUMAN SUBJECTS

NOTICE: UNDER GOVERNING REGULATIONS, FEDERAL FUNDS ADMINISTERED BY THE DEPARTMENT OF HEALTH AND HUMAN SERVICES SHALL NOT BE EXPENDED FOR RESEARCH INVOLVING HUMAN SUBJECTS, AND INDIVIDUALS SHALL NOT BE ENROLLED IN SUCH RESEARCH, WITHOUT PRIOR APPROVAL BY THE OFFICE FOR HUMAN RESEARCH PROTECTIONS
(OHRP) OF AN ASSURANCE TO COMPLY WITH THE REQUIREMENTS OF 45 CFR 46 TO PROTECT HUMAN RESEARCH SUBJECTS. THIS RESTRICTION APPLIES TO ALL COLLABORATING SITES WITHOUT OHRP-APPROVED ASSURANCES, WHETHER DOMESTIC OR FOREIGN, AND COMPLIANCE MUST BE ENSURED BY THE AWARDEE.

PRISONERS SHALL NOT BE ENROLLED IN ANY HHS RESEARCH ACTIVITIES UNTIL ALL REQUIREMENTS OF HHS REGULATIONS AT 45 CFR PART 46, SUBPART C HAVE BEEN MET. IF A RESEARCH SUBJECT BECOMES A PRISONER DURING THE PERIOD OF THIS CONTRACT, 45 CFR
PART 46, SUBPART C WILL APPLY TO RESEARCH INVOLVING THAT INDIVIDUAL.

ARTICLE G.2. REQUIRED EDUCATION IN THE PROTECTION OF HUMAN RESEARCH PARTICIPANTS

NIH policy requires education on the protection of human subject participants for all investigators receiving NIH contract awards for research involving human subjects. For a complete description of the NIH Policy announcement on required education in the protection of human subject participants, the Contractor should access the NIH Guide for Grants and Contracts Announcement dated June 5, 2000 at the following website:
http://grants.nih.gov/garants/guide/notice-files/NOT-OD-00-039.html. The information below is a summary of the NIHPolicy Announcement:

The Contractor shall maintain the following information: (1) a list of the names and titles of the Principal Investigator and any other individuals working under the contract who are responsible for the design and/or conduct of the research;
(2) the title of the education program(s) in the protection of human subjects that has been completed for each named personnel and; (3) a one sentence description of the educational program(s) listed in (2) above. This requirement extends to investigators and all individuals responsible for the design and/or conduct of the research who are working as subcontractors or consultants under the contract.

Prior to any substitution of the Principal Investigator or any other individuals responsible for the design and/or conduct of the research under the contract, the Contractor shall provide the following written information to the Contracting Officer: the title of the education program and a one sentence description of the program that has been completed by the replacement.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

ARTICLE G.3. DATA AND SAFETY MONITORING IN CLINICAL TRIALS

The Contractor is directed to the full text of the NIH Policy regarding Data and Safety Monitoring and Reporting of Adverse Events, which may be found at the following web sites:

     http://grants.nih.gov/grants/guide/notice-files/not98-084.html
     http://grants.nih.gov/grants/guide/notice-files/not99-107.html
     http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-038.html

THE CONTRACTOR MUST COMPLY WITH THE NIH POLICY CITED IN THESE NIH ANNOUNCEMENTS, THE NIAID CLINICAL TERMS OF AWARD
(HTTP://WWW.NIAID.NIH.GOV/NCN/CLINIEALL/DEFAULT HUMAN.HTM), AND ANY OTHER DATA AND SAFETY MONITORING REQUIREMENTS FOUND ELSEWHERE IN THIS CONTRACT.

Data and Safety Monitoring shall be performed in accordance with the approved Data and Safety Monitoring Plan.

The Data and Safety Monitoring board and plan shall be established and approved prior to beginning the conduct of the clinical trial.

ARTICLE G.4. HUMAN MATERIALS

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE G.5. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

a. Pursuant to Public Law(s) cited in paragraph b., below, NIH is prohibited from using appropriated funds to support human embryo research. Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.208(a)(2) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term "human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

     Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

b.   PUBLIC LAW AND SECTION NO.   FISCAL YEAR     PERIOD COVER
     --------------------------   -----------     ------------
     P.L. 108-447, Title
     V-General Provisions,
     Section 509                      2005      10/1/04-9/30/05

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

ARTICLE G.6. NEEDLE EXCHANGE

a. Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b.   PUBLIC LAW AND SECTION NO.   FISCAL YEAR     PERIOD COVER
     --------------------------   -----------     ------------
     P.L. 108-447, Title
     V-General Provisions,
     Section 505                      2005      10/1/04-9/30/05

ARTICLE G.7. PRIVACY ACT

This procurement action requires the Contractor to do one or more of the following: design, develop, or operate a system of records on individuals to accomplish an agency function in accordance with the Privacy Act of 1974, Public Law 93-579, December 31, 1974 (5 USC 552a) and applicable agency regulations. Violation of the Act may involve the imposition of criminal penalties.

The Privacy Act System of Records applicable to this project is Number 09-25-0200. This document may be accessed on the Internet at the following URL: http://oma.od.nih.gov/ms/privacy/pa-files/0200.htm.

ARTICLE G.8. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals. This policy may be accessed at http://rantsl.nih.gov/grants/olaw/references/phspol.htm.

ARTICLE G.9. RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS

UNDER GOVERNING POLICY, FEDERAL FUNDS ADMINISTERED BY THE PUBLIC HEALTH SERVICE
(PHS) SHALL NOT BE EXPENDED FOR RESEARCH INVOLVING LIVE VERTEBRATE ANIMALS WITHOUT PRIOR APPROVAL BY THE OFFICE OF LABORATORY ANIMAL WELFARE (OLAW), OF [AN ASSURANCE TO COMPLY WITH THE PHS POLICY ON HUMANE CARE AND USE OF LABORATORY ANIMALS AND/OR A VALID INSTITUTIONAL ANIMAL CARE AND USE COMMITTEE (IACUC) APPROVAL]. THIS RESTRICTION APPLIES TO ALL PERFORMANCE SITES (e.g. COLLABORATING INSTITUTIONS, SUBCONTRACTORS, SUBGRANTEES) WITHOUT OLAW-APPROVED ASSURANCES, WHETHER DOMESTIC OR FOREIGN.

ARTICLE G.10. SUBCONTRACTING PROVISIONS

a.   Small Business Subcontracting Plan

     (1) The Small Business Subcontracting Plan, dated March 7, 2005 is attached hereto and made a part of this contract.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

     (2) The failure of any Contractor or subcontractor to comply in good faith with FAR Clause 52.219-8, entitled "Utilization of Small Business Concerns" incorporated in this contract and the attached Subcontracting Plan, will be a material breach of such contract or subcontract and subject to the remedies reserved to the Government under FAR Clause 52.219-16 entitled, "Liquidated Damages-Subcontracting Plan."

b.   Subcontracting Reports

     (1)  Subcontracting Report for Individual Contracts, SF-294

          The Contractor shall submit the original and one (1) copy of Subcontracting Report for Individual Contracts, SF-294 in accordance with the instructions on the report as referenced in Public Law 95-507, Section 211. In addition to the information contained in the General Instructions on the back of this form for Block 17, "Remarks," the Contractor shall provide an explanation for any category of small business subcontracting for which there were no dollars reported since the last reporting period.

          Regardless of the effective date of this contract, the Report shall be submitted on the following dates for the entire life of this contract:

               April 30th
               October 30th

          The Report shall be sent to the Contracting Officer at following address:

               Contracting Officer
               Contracts Management Program
               National Institutes of Allergy and Infectious Diseases 6700B Rockledge Dr.
               Room 3124, MSC 7612
               Bethesda, MD 20892-7612

     (2)  Summary Subcontract Report, SF-295

          The Contractor shall submit two (2) copies of Summary Subcontract Report, SF-295 in accordance with the instructions on the report as referenced in Public Law 95-507, Section 211. Regardless of the effective date of this contract, the Summary Subcontract Report shall be submitted annually on the following date for the entire life of this contract:

               October 30th

          One copy of this report shall be sent to the Contracting Officer at the address above. One copy of this Report shall be mailed to the Office of Small and Disadvantaged Business Utilization, DHHS at the following addresses:

               Office of Small and Disadvantaged Business Utilization Department of Health and Human Services

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

               Hubert H. Humphrey Bldg., Room 517-D
               200 Independence Avenue, S.W.
               Washington, D.C. 20201

     (3) The Contractor shall also send an "Information Copy" of the SF-295 to the Cognizant Commercial Representative (CMR) at the address provided by the SBA. The Contractor should call SBA Headquarters in Washington, DC at (202) 606-4000, X234 for the correct address if unknown.

ARTICLE G.11. SALARY RATE LIMITATION LEGISLATION PROVISIONS

a. Pursuant to Public Law(s) cited in paragraph b., below, no NIH Fiscal Year funds may be used to pay the direct salary of an individual through this contract at a rate in excess of applicable amount shown for the fiscal year covered. Direct salary is exclusive of fringe benefits, overhead, and general and administrative expenses (also referred to as "indirect cost" or "facilities and administrative (F&A) costs"). Direct salary has the same meaning as the term "institutional base salary." An individual's direct salary (or institutional base salary) is the annual compensation that the Contractor pays for an individual's appointment whether that individual's time is spent on research, teaching, patient care or other activities. Direct salary (or institutional base salary) excludes any income that an individual may be permitted to earn outside of duties to the Contractor. The per year salary rate limit also applies to individuals proposed under subcontracts. It does not apply to fees paid to consultants. If this is a multiple year contract, it may be subject to unilateral modifications by the Government if an individual's salary rate exceeds any salary rate ceiling established in future HHS appropriation acts.

                                                                  DOLLAR AMOUNT
                                                                    OF SALARY
b.   PUBLIC LAW AND SECTION NO.                   FISCAL YEAR      LIMITATION
     --------------------------                   -----------   -----------------
     P.L. 108-447, Title II-General Provisions,
     Section 204                                      2005      Executive Level I

c. Direct salaries are limited to the Executive Level I rate which was in effect on the date(s) the expense was incurred.

LINK to EXECUTIVE LEVEL SALARIES: www.opm.gov/oca/PAYRATES/index. htm (Click on "Executive Schedule" for the current Fiscal Year's salary rate or scroll down to the "General Schedule Salary Tables from Previous Years" to locate the Executive Level salary rates from previous years.)

ARTICLE G.12. PUBLICATION AND PUBLICITY

The Contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

          "This project has been funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

          Health, Department of Health and Human Services, under Contract No. HHSN266200500008C, ADB No. NO1-AI-50008."

ARTICLE G.13. PRESS RELEASES

a. Pursuant to Public Law(s) cited in paragraph b., below, the Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

b.   PUBLIC LAW AND SECTION NO.                   FISCAL YEAR      PERIOD COVER
     --------------------------                   -----------   -----------------
     P.L. 108-447, Title V-General Provisions,
     Section 506                                      2005      10/1/04 - 9/30/05

ARTICLE G.14. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

          Office of Inspector General
          Department of Health and Human Services
          TIPS HOTLINE
          P.O. Box 23489
          Washington, D.C. 20026

ARTICLE G.15. ANTI -LOBBYING

a. Pursuant to Public Law(s) cited in paragraph c., below, contract funds shall only be used for normal and recognized executive-legislative relationships. Contract funds shall not be used, for publicity or propaganda purposes; or for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support or defeat legislation pending before the Congress or any State legislature, except in presentation to the Congress or any State legislature itself.

b. Contract funds shall not be used to pay salary or expenses of the Contractor or any agent acting for the Contractor, related to any activity designed to influence legislation or appropriations pending before the Congress or any State legislature.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

c.   PUBLIC LAW AND SECTION NO.                   FISCAL YEAR     PERIOD COVER
     --------------------------                   -----------   -----------------
     for a., above:  P.L. 108-447, Title V
     - General Provisions, Section 503a               2005      10/1/04 - 9/30/05
     for b., above: P.L. 108-447, Title V
     - General Provisions, Section 503b               2005      10/1/04 - 9/30/05

ARTICLE G.16. OBTAINING AND DISSEMINATING BIOMEDICAL RESEARCH RESOURCES

Unique research resources arising from NIH-funded research are to be shared with the scientific research community. NIH provides guidance, entitled, "Sharing Biomedical Research Resources: Principles and Guidelines for Recipients of NIH Research Grants and Contracts," (Federal Register Notice, December 23, 1999 [64 FR 72090]), concerning the appropriate terms for disseminating and acquiring these research resources. This guidance, found at: http://ott.od.nih.gov/NewPages/64FR72090.pdf. is intended to help Contractors ensure that the conditions they impose and accept on the transfer of research tools will facilitate further biomedical research, consistent with the requirements of the Bayh-Dole Act and NIH funding policy.

Note: For the purposes of this Article, the terms, "research tools," "research materials," and "research resources" are used interchangeably and have the same meaning.

ARTICLE G.17. SHARING RESEARCH DATA

The data sharing plan submitted by the Contractor is acceptable. The Contractor agrees to adhere to its plan and shall request prior approval of the Contracting Officer for any changes in its plan.

The NIH endorses the sharing of final research data to expedite the translation of research results into knowledge, products, and procedures to improve human health. This contract is expected to generate research data that must be shared with the public and other researchers. NIH's data sharing policy may be found at the following Web site:

          http://grants.nih.gov/grants/guide/notice-files/NOT-OD-03-032.htm1.

NIH recognizes that data sharing may be complicated or limited, in some cases, by institutional policies, local IRB rules, as well as local, state and Federal laws and regulations, including the Privacy Rule (see HHS-published documentation on the Privacy Rule at http://www.hhs.govlocro. The rights and privacy of people who participate in NIH-funded research must be protected at all times; thus, data intended for broader use should be free of identifiers that would permit linkages to individual research participants and variables that could lead to deductive disclosure of the identity of individual subjects.

ARTICLE G.18. NIH POLICY ON ENHANCING PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM NIH-FUNDED RESEARCH

The Policy requests that beginning May 2, 2005, NIH-funded investigators submit to the NIH National Library of Medicine's (NLM) PubMed Central (PMC) an electronic version of the author's final manuscript, upon acceptance for publication, resulting from research supported in whole or in part with direct costs from NIH. NIH defines the author's final manuscript as the

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

final version accepted for journal publication, and includes all modifications from the publishing peer review process. The PMC archive will preserve permanently these manuscripts for use by the public, health care providers, educators, scientists, and NIH. The Policy directs electronic submissions to the NIH/NLM/PMC: http://www.pubmedcentral.nih.gov.

Additional information is available at
http://grants.nih.gov/grants/guide/notice-files/NOT-OD-05-022.html.

                           PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE 1.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address:
http://www.arnet.gov/far/.

A.   FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR
CLAUSE NO.        DATE                                          TITLE
----------        ----                                          -----
52.202-1            Jul 2004   Definitions (Over $ 100,000)
52.203-3            Apr 1984   Gratuities (Over $ 100,000)
52.203-5            Apr 1984   Covenant Against Contingent Fees (Over $ 100,000)
52.203-6            Jul 1995   Restrictions on Subcontractor Sales to the Government (Over $ 100,000)
52.203-7            Jul 1995   Anti-Kickback Procedures (Over $ 100,000)
52.203-8            Jan 1997   Cancellation, Rescission, and Recovery of Funds for Illegal or Improper
                               Activity (Over $ 100,000)
52.203-10           Jan 1997   Price or Fee Adjustment for Illegal or Improper Activity (Over $
                               100,000)
52.203-12           Jun 2003   Limitation on Payments to Influence Certain Federal Transactions (Over
                               $ 100,000)
52.204-4            Aug 2000   Printed or Copied Double-Sided on Recycled Paper (Over $ 100,000)
52.204-7            Oct 2003   Central Contractor Registration
52.209-6            Jan 2005   Protecting the Government's Interests When Subcontracting With
                               Contractors Debarred, Suspended, or Proposed for Debarment (Over $
                               25,000)
52.215-2            Jun 1999   Audit and Records - Negotiation (Over $ 100,000)
52.215-8            Oct 1997   Order of Precedence - Uniform Contract Format
52.215-10           Oct 1997   Price Reduction for Defective Cost or Pricing Data

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

52.215-12           Oct 1997   Subcontractor Cost or Pricing Data (Over $ 500,000)
52.215-14           Oct 1997   Integrity of Unit Prices (Over $ 100,000)
52.215-15           Oct 2004   Pension Adjustments and Asset Reversions
52.215-18           Jul 2005   Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB)
                               other than Pensions
52.215-19           Oct 1997   Notification of Ownership Changes
52.215-21           Oct 1997   Requirements for Cost or Pricing Data or Information Other Than Cost or
                               Pricing Data - Modifications
52.216-7            Dec 2002   Allowable Cost and Payment
52.216-8            Mar 1997   Fixed Fee
52.219-8            May 2004   Utilization of Small Business Concerns (Over $ 100,000)
52.219-9            Jan 2002   Small Business Subcontracting Plan (Over $ 500,000)
52.219-16           Jan 1999   Liquidated Damages - Subcontracting Plan (Over $ 500,000)
52.222-2            Jul 1990   Payment for Overtime Premium (Over $ 100,000) (Note: The dollar amount in paragraph (a) of this clause is $ 0 unless otherwise specified in the contract.)
52.222-3            Jun 2003   Convict Labor
52.222-21           Feb 1999   Prohibition of Segregated Facilities
52.222-26           Apr 2002   Equal Opportunity
52.222-35           Dec 2001   Equal Opportunity for Special Disabled Veterans, Veterans of the
                               Vietnam Era, and other Eligible Veterans
52.222-36           Jun 1998   Affirmative Action for Workers with Disabilities
52.222-37           Dec 2001   Employment Reports on Special Disabled Veterans, Veterans of the
                               Vietnam Era, and other Eligible Veterans
52.223-6            May 2001   Drug-Free Workplace
52.223-14           Aug 2003   Toxic Chemical Release Reporting (Over $ 100,000)
52.225-1            Jun 2003   Buy American Act - Supplies
52.225-13           Mar 2005   Restrictions on Certain Foreign Purchases
52.227-1            Jul 1995   Authorization and Consent, Alternate I (Apr 1984)
52.227-2            Aug 1996   Notice and Assistance Regarding Patent and Copyright Infringement (Over
                               $ 100,000)
52.227-11           Jun 1997   Patent Rights - Retention by the Contractor (Short Form) (Note: In
                               accordance with FAR 27.303(a)(2), paragraph (f) is modified to include the requirements in FAR 27.303(a)(2)(i) through (iv).  The frequency of reporting in (i) is annual.
52.227-14           Jun 1987   Rights in Data - General
52.232-9            Apr 1984   Limitation on Withholding of Payments
52.232-17           Jun 1996   Interest (Over $ 100,000)
52.232-20           Apr 1984   Limitation of Cost
52.232-23           Jan 1986   Assignment of Claims
52.232-25           Oct 2003   Prompt Payment, Alternate I (Feb 2002)
52.232-33           Oct 2003   Payment by Electronic Funds Transfer--Central Contractor Registration
52.233-1            Jul 2002   Disputes

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

52.233-3            Aug 1996   Protest After Award, Alternate I (Jun 1985)
52.233-4            Oct 2004   Applicable Law for Breach of Contract Claim
52.242-1            Apr 1984   Notice of Intent to Disallow Costs
52.242-3            May 2001   Penalties for Unallowable Costs (Over $ 500,000)
52.242-4            Jan 1997   Certification of Final Indirect Costs
52.242-13           Jul 1995   Bankruptcy (Over $ 100,000)
52.243-2            Aug 1987   Changes - Cost Reimbursement, Alternate V (Apr 1984)
52.244-2            Aug 1998   Subcontracts, Alternate II (Aug 1998) *If written consent to subcontract is required, the identified subcontracts are listed in
                               ARTICLE B, Advance Understandings.
52.244-5            Dec 1996   Competition in Subcontracting (Over $ 100,000)
52.244-6            Dec 2004   Subcontracts for Commercial Items
52.245-5            May 2004   Government Property (Cost-Reimbursement, Time and Material, or
                               Labor-Hour Contract)
52.246-23           Feb 1997   Limitation of Liability (Over $ 100,000)
52.249-6            Sep 1996   Termination (Cost-Reimbursement)
52.249-14           Apr 1984   Excusable Delays
52.253-1            Jan 1991   Computer Generated Forms

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR
CLAUSE NO.     DATE                             TITLE
----------     ----                             -----
352.202-1    Jan 2001   Definitions - with Alternate paragraph (h) (Jan 2001)
352.216-72   Oct 1990   Additional Cost Principles
352.228-7    Dec 1991   Insurance - Liability to Third Persons
352.232-9    Apr 1984   Withholding of Contract Payments
352.233-70   Apr 1984   Litigation and Claims
352.242-71   Apr 1984   Final Decisions on Audit Findings
352.270-5    Apr 1984   Key Personnel
352.270-6    Jul 1991   Publications and Publicity
352.270-7    Jan 2001   Paperwork Reduction Act

End of GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - Rev. 07/2005.

ARTICLE I.2 AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE I.1. OF THIS SECTION IS HEREBY MODIFIED AS FOLLOWS:

FAR Clause 52.216-11, Cost Contract--No Fee (April 1984) is deleted in its entirety and FAR Clause 52.216-8 Fixed Fee (March 1997) is substituted therefor.

FAR Clause 52.232-17, Interest (June 1996) is added.

FAR Clause 52.232-20, Limitation Of Cost (April 1984), is deleted in its entirety and FAR Clause 52.232-22, Limitation Of Funds (April 1984) is substituted therefor. [NOTE When this

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

contract is fully funded, FAR Clause 52.232-22, LIMITATION OF FUNDS will no longer apply and FAR Clause 52.232-20, LIMITATION OF COST will become applicable]

Alternate I (July 1985) of FAR Clause 52.245-5, Government Property (Cost-Reimbursement, Time-And-Material, Or Labor-Hour Contracts) (January 1986) is deleted.

FAR Clause 52.249-5, Termination For Convenience Of the Government (Educational And Other Non-Profit Institutions) (April 1984) is deleted in its entirety and FAR Clause 52.249-6, Termination (Cost-Reimbursement) (May 1986) is substituted therefor.

HHSAR Clause 352.249-14, Excusable Delays (April 1984) is deleted in its entirety and FAR Clause 52.249-14, Excusable Delays (April 1984) is substituted therefor.

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

A.   FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

     (1) FAR Clause 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (July 2005).

          "(c) Waiver of evaluation preference.

          [ ]  Offeror elects to waive the evaluation preference."

     (2)  FAR Clause 52.224-1, Privacy Act Notification (April 1984).

     (3)  FAR Clause 52.224-2, Privacy Act (April 1984).

     (4)  FAR Clause 52.227-14, Rights in Data - General (June 1987).

     (5)  FAR Clause 52.230-2, Cost Accounting Standards (April 1998).

     (6) FAR Clause 52.230-6, Administration of Cost Accounting Standards (April 2005)

     (7)  FAR Clause 52.242-3, Penalties for Unallowable Costs (May 2001).

     (8)  FAR Clause 52.251-1, Government Supply Sources (April 1984).

B. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

     (1) HHSAR 352.223-70, Safety and Health (JANUARY 2001). [This clause is provided in full text in SECTION J - ATTACHMENTS.]

     (2)  HHSAR 352.270-8, Protection of Human Subjects (March 2005).

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

     (3)  HHSAR 352.270-9, Care of Live Vertebrate Animals (March 2005).

C.   NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

     The following clauses are attached and made a part of this contract:

     (3) NIH(RC)-7, Procurement of Certain Equipment (APRIL 1984) (OMB Bulletin 81-16).

     (4)  NIH(RC)-11, Research Patient Care Costs (4/1/84).

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1) CLAUSES:

THERE ARE NO APPLICABLE CLAUSES IN THIS SECTION.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

                                    PART III

LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.   Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01), 1 page.

2.   Annual Technical Progress Report Format for Each Study, July 1994, 1 page.

3.   Safety and Health, HHSAR Clause 352.223-70, (1/01), 1 page.

4.   Procurement of Certain Equipment, NIH(RC)-7, 4/1/84, 1 page.

5.   Research Patient Care Costs, NIH(RC)-11, 4/1/84, 1 page.

6.   Government Property - Schedule I-A, 1 page.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

INCLUSION ENROLLMENT REPORT

     This report format should NOT be used for data collection from study participants

Study Title: ________________________
Total Enrollment: ___________________   Protocol Number: _______________________
Contract Number: ____________________

PART A. TOTAL ENROLLMENT REPORT: Number of Subjects Enrolled to Date (Cumulative) by Ethnicity and Race

                                                Sex/Gender
                                                -------------------------------------------------
               Ethnic Category                  Females   Males   Unknown or Not Reported   Total
               ---------------                  -------   -----   -----------------------   -----
Hispanic or Latino
Not Hispanic or Latino
Unknown (Individuals not reporting ethnicity)
Ethnic Category: Total of All Subjects*

              Racial Categories

American Indian/Alaska Native
Asian
Native Hawaiian or Other Pacific Islander
Black or African American
White
More than one race
Unknown or not reported
Racial Categories: Total of All Subjects*

PART B. HISPANIC ENROLLMENT REPORT: Number of Hispanics or Latinos Enrolled to Date (Cumulative)

              Racial Categories                 Females   Males   Unknown or Not Reported   Total
              ---------------                   -------   -----   -----------------------   -----
American Indian or Alaska Native
Asian
Native Hawaiian or Other Pacific Islander
Black or African American
White
More Than One Race
Unknown or not reported
Racial Categories: Total of Hispanics or
Latinos**

*    These totals must agree

**   These totals must agree

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

             ANNUAL TECHNICAL PROGRESS REPORT FORMAT FOR EACH STUDY

Study Title: ________________________

Date: _______________________________

Provide the number of subject enrolled in the study to date according to the following categories:

           American               Black,                White,
          Indian or   Asian or    not of                not of     Other
           Alaskan     Pacific   Hispanic              Hispanic      or
           Native     Islander    Origin    Hispanic    Origin    Unknown   Total
          ---------   --------   --------   --------   --------   -------   -----
Female
Male
Unknown
TOTAL

Subpopulations of the minority groups should also be reported, using a similar format.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

HHSAR 352.223-70 SAFETY AND HEALTH (JANUARY 2001)

(a) To help ensure the protection of the life and health of all persons, and to help prevent damage to property, the Contractor shall comply with all Federal, State and local laws and regulations applicable to the work being performed under this contract. These laws are implemented and/or enforced by the Environmental Protection Agency, Occupational Safety and Health Administration and other agencies at the Federal, State and local levels (Federal, State and local regulatory/enforcement agencies).

(b) Further, the Contractor shall take or cause to be taken additional safety measures as the Contracting Officer in conjunction with the project or other appropriate officer, determines to be reasonably necessary. If compliance with these additional safety measures results in an increase or decrease in the cost or time required for performance of any part of work under this contract, an equitable adjustment will be made in accordance with the applicable "Changes" Clause set forth in this contract.

(c) The Contractor shall maintain an accurate record of, and promptly report to the Contracting Officer, all accidents or incidents resulting in the exposure of persons to toxic substances, hazardous materials or hazardous operations; the injury or death of any person; and/or damage to property incidental to work performed under the contract and all violations for which the Contractor has been cited by any Federal, State or local regulatory/enforcement agency. The report shall include a copy of the notice of violation and the findings of any inquiry or inspection, and an analysis addressing the impact these violations may have on the work remaining to be performed. The report shall also state the required action(s), if any, to be taken to correct any violation(s) noted by the Federal, State or local regulatory/enforcement agency and the time frame allowed by the agency to accomplish the necessary corrective action.

(d) If the Contractor fails or refuses to comply promptly with the Federal, State or local regulatory/enforcement agency's directive(s) regarding any violation(s) and prescribed corrective action(s), the Contracting Officer may issue an order stopping all or part of the work until satisfactory corrective action (as approved by the Federal, State or local regulatory/enforcement agencies) has been taken and documented to the Contracting Officer. No part of the time lost due to any stop work order shall be subject to a claim for extension of time or costs or damages by the Contractor.

(e) The Contractor shall insert the substance of this clause in each subcontract involving toxic substances, hazardous materials, or operations. Compliance with the provisions of this clause by subcontractors will he the responsibility of the Contractor.

                                 (End of clause)

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

                        PROCUREMENT OF CERTAIN EQUIPMENT

Notwithstanding any other clause in this contract, the Contractor will not be reimbursed for the purchase, lease, or rental of any item of equipment listed in the following Federal Supply Groups, regardless of the dollar value, without the prior written approval of the Contracting Officer.

     67 - Photographic Equipment
     69 - Training Aids and Devices
     70 - General Purpose ADP Equipment, Software, Supplies and Support
          (Excluding 7045-3 ADP Supplies and Support Equipment.)
     71 - Furniture
     72 - Household and Commercial Furnishings and Appliances
     74 - Office Machines and Visible Record Equipment
     77 - Musical Instruments, Phonographs, and Home-type Radios
     78 - Recreational and Athletic Equipment

When equipment in these Federal Supply Groups is requested by the Contractor and determined essential by the Contracting Officer, the Government will endeavor to fulfill the requirement with equipment available from its excess personal property sources, provided the request is made under a contract. Extensions or renewals of approved existing leases or rentals for equipment in these Federal Supply Groups are excluded from the provisions of this article.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

                           RESEARCH PATIENT CARE COSTS

(a) Research patient care costs are the costs of routine and ancillary services provided to patients participating in research programs described in this contract.

(b) Patient care costs shall be computed in a manner consistent with the principles and procedures used by the Medicare Program for determining the part of Medicare reimbursement based on reasonable costs. The Diagnostic Related Group (DRG) prospective reimbursement method used to determine the remaining portion of Medicare reimbursement shall not be used to determine patient care costs. Patient care rates or amounts shall be established by the Secretary of HHS or his duly authorized representative.

(c) Prior to submitting an invoice for patient care costs under this contract, the contractor must make every reasonable effort to obtain third party payment, where third party payors (including Government agencies) are authorized or are under a legal obligation to pay all or a portion of the charges incurred under this contract for patient care.

(d) The contractor must maintain adequate procedures to identify those research patients participating in this contract who are eligible for third party reimbursement.

(e) Only those charges not recoverable from third party payors or patients and which are consistent with the terms and conditions of the contract are chargeable to this contract.

APPENDIX A - PRIME CONTRACT FLOWDOWNS            CHOP REFERENCE NO. 22852 -01-01

                       GOVERNMENT PROPERTY - SCHEDULE I-A

                                      List

                         Forma CryoPlus freezer $9,176

              REPORT OF GOVERNMENT OWNED, CONTRACTOR HELD PROPERTY

CONTRACTOR __________________________   CONTRACT NUMBER ________________________

ADDRESS _____________________________   REPORT DATE: ___________________________

        _____________________________   FISCAL YEAR: ___________________________

                             BEGINNING OF
CLASSIFICATION                  PERIOD                 ADJUSTMENTS               END OF PERIOD
--------------              -------------   ---------------------------------    -------------
                            ITEMS   VALUE   GFP ADDED   CAP ADDED   DELETIONS   #ITEMS   VALUE
                            -----   -----   ---------   ---------   ---------   ------   -----
LAND>=$ 25K
LAND<$ 25K
OTHER REAL>=$ 25K
OTHER REAL< $ 25K
PROPERTY UNDER
CONSTR>=$ 25K
PROPERTY UNDER
CONSTR<$ 25K
PLANT EQUIP>=$ 25 K
PLANT EQUIP<$ 25 K
SPECIAL TOOLING>=$ 25K
SPECIAL TOOLING<$ 25K
SPECIAL TEST EQUIP>=$ 25K
SPECIAL TEST EQUIP<$ 25K
AGENCY PECULIAR>=$ 25K
AGENCY PECULIAR<$ 25K
MATERIAL>=$ 25K
(CUMULATIVE)
PROPERTY UNDER
MFR>=$ 25K
PROPERTY UNDER
MFR<$ 25K


SIGNED BY:                                            DATE SIGNED:
           --------------------------                              -------------

APPENDIX B - AGREEMENT MILESTONES                CHOP REFERENCE NO. 22852 -01-01

The SUBAWARDEE shall complete all work in accordance with the Statement of Work and the milestones set forth below. The distribution of the fixed fee shall be paid in installments based on CHOP's written certification regarding the completion of these milestones as follows:

                      MILESTONES                     FIXED FEE
                      ----------                     ---------
     Multi-gene HIV VRP Vaccine for Phase I
1    Selection of VRP construct and mfg process       $51,634
2    Pass DAIDS-contracted GMP audit of production
     facility intended for use in VRP production.     $51,634
3    Submit clinical trial concept to HVTN            $51,634
4    Prepare/submit pre-IND documents to CBER         $51,634
5    Complete pilot lot production                    $51,634
6    Technology transfer for GMP production           $51,634
7    Pre-IND meeting                                  $51,634
8    Complete GMP production                          $51,634
9    Develop clinical trial protocol with HVTN        $51,634
10   Complete QC release testing for GMP product      $51,634
11   Complete pivotal toxicology study                $51,634
12   Prepare/submit IND                               $51,634
13   Complete phase I clinical trial                  $51,634
     Multi-gene HIV VRP Vaccine for Phase II
14   Review and prepare summary of critical data      $51,634
15   Begin GMP production                             $51,634
16   Develop clinical trial protocol with HVTN        $51,634
17   Complete QC release testing for GMP product      $51,634
18   Prepare/submit IND amendment                     $51,634
19   Begin Phase II clinical trial                    $51,634
20   Review Phase II data                             $51,634

                                                                    ATTACHMENT A

                                STATEMENT OF WORK
                          TARGETED GENETICS CORPORATION

Independently, and not as an agent of the Children's Hospital of Philadelphia, Targeted Genetics Corporation (TGC), (the Sub-contractor) shall use its commercial reasonable efforts to furnish all the necessary services, qualified personnel, materials, equipment, and facilities, not otherwise provided by the Government, Columbus Children's Research Institute (CCRI), or Children's Hospital of Philadelphia (CHOP), under the terms of this contract, as needed to perform the work set forth below.

SPECIFICALLY, THE SUB-CONTRACTOR SHALL:

     1. Provide expertise for the selection of a specific vaccine concept and provide the necessary personnel, scientific expertise, process development, cGMP production, clinical, and regulatory expertise required for the targeted development effort culminating in the production and clinical testing of a promising AIDS vaccine candidate.

     2. Have in place all the necessary qualified personnel (Pages 85 to 90 of the HVDDT Technical Proposal for RFP NIH-NIAID-DAIDS-04-42, hereafter "The Technical Proposal"), physical plant (Pages 94-95 of The Technical Proposal), and clinical trial design and implementation experience (Pages 73-75 of The Technical Proposal) to carry out all work described in this statement.

     3. The specific work to be conducted by the sub-contractor prior to GMP manufacturing is as follows:

          a. Generate suitable quantities of recombinant AAV (rAAV) vectors for research and preclinical studies using a plasmid transfection protocol. These rAAV preparations will meet or exceed all requisite quantity, quality, purity, and potency parameters required for these applications. The details of this work are described on pages 26 to 28 of The Technical Proposal.

          b. In preparation for large scale manufacture of rAAV vectors, optimize the Adenovirus-hybrid (Ad-hybrid) method for rAAV1 (recombinant AAV serotype 1) production and generate a viral seed for vaccine constructs, as described on pages 28-29 of The Technical Proposal.

          c. Provide appropriate outside vendors with materials from the rAAV1 purification process for characterization analyses of the purification process and demonstration of Adenovirus (Ad) clearance during purification as described on page 32 and 59-60 of The Technical Proposal. Monitor the analyses and incorporate findings into a production process document to be transferred for GMP manufacturing.

                                                                    ATTACHMENT A

                                STATEMENT OF WORK
                          TARGETED GENETICS CORPORATION

          d. Generate packaging lines for rAAV serotype 2 (rAAV2) and rAAV1 HIV Clade B antigen expressing vectors as described on pages 30 -31 of The Technical Proposal. Characterize these packaging lines for their suitability for use in large scale GMP manufacturing as required for attainment of subsequent milestones in the program.

          e. Develop appropriate upstream and downstream processes for the production, purification, and final formulation compositions for the rAAV1 and rAAV2 Clade B antigen expressing vectors, as described on pages 31 and 32 of The Technical Proposal.

          f. Provide the appropriate outside vendor rAAV1 Clade B antigen expressing vectors for a rabbit biodistribution study which will be conducted and analyzed as described on pages 43-47 of The Technical Proposal. Part of the analysis will require the development of a limit of detection polymerase chain reaction assay (LOD-PCR) at another outside vendor. Audit both vendors and monitor progress throughout the study. Audit the final report(s) generated by these vendors and incorporate findings into the appropriate regulatory documents required for an Investigational New Drug (IND) filing.

          g. Develop a PCR based assay for the characterization and identity testing of the rAAV vectors expressing Clade B antigens, to be used for analysis in the research, pre-clinical, process development, and GMP manufacturing activities.

     4. Perform specific work related to GMP (Good Manufacturing Practices, as defined in the US Code of Federal Regulations - 21 CFR Section 211) manufacturing of the vaccine candidate(s) as follows:

          a. Transfer the Ad-hybrid production process document for both rAAV1 and rAAV2 vectors from process development to the GMP manufacturing group and facility as described on page 32 of The Technical Proposal.

          b. Prepare and characterize Master and Working cell banks for the packaging cell lines to be used in GMP manufacture of the rAAV1 and rAAV2 Clade B antigen expressing vectors as described on pages 49-51 of The Technical Proposal.

          c. Manufacture, characterize, test and release Adenovirus 5 (Ad5) Master and Working viral seeds which are critical raw materials to be used in the rAAVI, and rAAV2 manufacturing processes as described on pages 51-52 of The Technical Proposal.

                                                                    ATTACHMENT A

                                STATEMENT OF WORK
                          TARGETED GENETICS CORPORATION

          d. Manufacture, characterize, test and release Ad-Hybrid Master and Working viral seeds which are critical raw materials for production of both AAV1 and AAV2 Clade B antigen expressing vectors as described on pages 51 and 52 of The Technical Proposal.

          e. Provide cell bank materials from Master and Working Cell Banks, as well as viral seed materials to appropriate outside vendors for characterization analyses not performed in house at TGC. Monitor progress, and incorporate reports into appropriate GMP manufacturing and IND documentation.

          f. Provide cell materials from packaging cell lines for both AAV1 and AAV2 vectors to outside vendor for tumorigenicity testing, as described on pages 61-62 of The Technical Proposal. Monitor progress, and incorporate reports into appropriate GMP manufacturing and IND documentation.

          g. Conduct GMP Manufacturing to generate sufficient supply of rAAV HIV Clade B antigen expressing vaccine product adequate for all release testing, stability analysis, and proposed Phase I clinical trial design. Monitor progress from all outside vendors conducting release testing related assays and incorporate all reports into appropriate GMP manufacturing and IND documentation. GMP Manufacturing, characterization, and release testing to be carried out as described on pages 51-58 and 63-68 of The Technical Proposal.

          h. Carry out product fill validation, prepare final filled product and release of final filled product to be used in a Phase I Clinical trial.

          i. Provide GMP materials for any and all AAV1 and AAV2 Clade B antigen expressing vectors to outside vendor for Safety/Local Tolerability testing, as described on pages 69-72 of The Technical Proposal. Monitor progress, and incorporate reports into appropriate IND documentation.

     5. Perform specific work related to obtaining Regulatory approvals for and initiation of a Phase I clinical trial as follows:

          a. Provide all documentation, materials, and expertise in developing a concept sheet for submission to the HIV Vaccine Trials Network
               (HVTN).

          b. In conjunction with CCRI, CHOP, and the HVTN develop a protocol for a Phase I trial of the vaccine candidates.

          c. In conjunction with CCRI, CHOP, and the HVTN have a pre-IND (Investigational New Drug) meeting with the FDA (United States Food

                                                                    ATTACHMENT A

                                STATEMENT OF WORK
                          TARGETED GENETICS CORPORATION

               and Drug Administration), and thereafter prepare regulatory materials including a CMC document for submission of an IND application to the FDA.

          d. Provide all necessary documentation, expertise, and clinical trial site initiation support for the initiation of a Phase I clinical trial of the vaccine candidates.

          e. In conjunction with CCRI, CHOP, and the HVTN analyze all data generated by the Phase I clinical trial in preparation for a Phase II clinical trial.

     6. Perform specific work related to obtaining Regulatory approvals for and initiation of a Phase II clinical trial as follows:

          a. Provide all documentation, materials, and expertise in developing a concept sheet for submission to the HIV Vaccine Trials Network
               (HVTN).

          b. In conjunction with CCRI, CHOP, and the HVTN develop a protocol for a Phase II trial of the vaccine candidates.

          c. In conjunction with CCRI, CHOP, and the HVTN have a pre-IND meeting with the FDA (United States Food and Drug
               Administration), and thereafter prepare regulatory materials including a CMC document for submission of an IND application to the FDA.

          d. Provide all necessary documentation, expertise, and clinical trial site initiation support for the initiation of a Phase II clinical trial of the vaccine candidates.

     7. Perform specific work related to development of an Alternative Cell Substrate for the GMP manufacturing of the vaccine candidate(s) as follows:

          a. Transfer technology from CCRI and CHOP pertaining to the use of an alternative cell substrate for the production of rAAV vectors as described on pages 35-38 of The Technical Proposal.

          b. Develop a scalable GMP compliant process for the generation of rAAV vectors from an alternative cell substrate, through generation and characterization of appropriate raw materials, banking of master and working cells as described on pages 48-62 of The Technical Proposal.

          c. Provide cell materials from the alternative cell substrate packaging cell lines for both AAV1 and AAV2 vectors to outside vendor for tumorigenicity testing, as described on pages 61-62 of The Technical

                                                                    ATTACHMENT A

                                STATEMENT OF WORK
                          TARGETED GENETICS CORPORATION

          Proposal. Monitor progress, and incorporate reports into appropriate GMP manufacturing and IND documentation.

     8. Report progress according to Reporting Requirements (refer to the "Reporting Requirements and Deliverables" in this contract).

     9. Meet with the Project Officer and the External Advisory Committee associated with this contract.

          a. The Primary Contractor (CCRI), CHOP, TGC and the NIH, after contract award, shall jointly establish an External Advisory Committee for the contract. In conjunction with key personnel from CCRI and CHOP, the subcontractor's (TGC) key personnel shall meet with the Project Officer and the Team's External Advisory Committee at periodic intervals to be scheduled after contract award to review progress and anticipated or existing problems.

          b. In the middle (6 month mark) of each contract year, the Sub-Contractor shall take part in a site visit review for NIAID contract and program staff, and their External Advisory Committee. The Sub-Contractor's Principal Investigator and all pertinent staff shall attend this meeting. The Co-Investigator and/or other pertinent staff shall present an update and summary of results generated on each sub-project. These presentations shall include summaries of all goals or milestones reached during the review period and a description of all problems encountered that will impact on the achievement of particular goals and milestones pertaining to the Sub-Contractor's work as outlined in the Contractor's research plan. The Sub-Contractor's Principal Investigator, and pertinent staff representing each project and sub-project shall describe goals and milestones and development objectives for the coming year. Additionally, application of the policies and procedures for monitoring the direction of specific projects shall be presented.

SUMMARY OF PROPOSED COSTS                                           Attachment B
TARGETED GENETICS CORPORATION
RFP #: NIH-NIAID-DAIDS-04-42

                                       PERIOD I    PERIOD II   PERIOD III   PERIOD IV    PERIOD V
                                       8/31/2005   8/31/2006    8/31/2007   8/30/2008   8/31/2009
                                        Through     Through      Through     Through     Through
                  ***Period (dates)    8/30/2006   8/30/2007    8/29/2008   8/30/2009   8/30/2010      TOTAL
                                      ----------   ---------   ----------   ---------   ---------   -----------
DIRECT LABOR - PERCENT OF EFFORT             [*]      [*]          [*]         [*]         [*]              [*]
FRINGE BENEFITS - PERCENT OF EFFORT          [*]      [*]          [*]         [*]         [*]              [*]
DIRECT LABOR - HOURLY                        [*]      [*]          [*]         [*]         [*]              [*]
FRINGE BENEFITS - HOURLY                     [*]      [*]          [*]         [*]         [*]              [*]
TOTAL DIRECT LABOR & FRINGE BENEFITS         [*]      [*]          [*]         [*]         [*]              [*]

*OVERHEAD                                    [*]      [*]          [*]         [*]         [*]              [*]

MATERIAL AND SUPPLIES                        [*]      [*]          [*]         [*]         [*]              [*]
PROFESSIONAL TRAVEL                          [*]      [*]          [*]         [*]         [*]              [*]
EQUIPMENT                                    [*]      [*]          [*]         [*]         [*]              [*]
CONSULTANTS                                  [*]      [*]          [*]         [*]         [*]              [*]
OTHER DIRECT COSTS - SUITE USAGE             [*]      [*]          [*]         [*]         [*]              [*]
PATIENT CARE COSTS                           [*]      [*]          [*]         [*]         [*]              [*]
SUBCONTRACTORS                               [*]      [*]          [*]         [*]         [*]              [*]
TOTAL OTHER DIRECT COSTS                     [*]      [*]          [*]         [*]         [*]              [*]

SUBTOTAL: DIRECT LABOR, FRINGE               [*]      [*]          [*]         [*]         [*]              [*]
BENEFITS, OVERHEAD, & OTHER DIRECTS
*EXCLUSIONS(S) FROM BASE FOR G&A             [*]      [*]          [*]         [*]         [*]              [*]
*ADJUSTED BASE FOR G&A                       [*]      [*]          [*]         [*]         [*]              [*]
*G&A                                         [*]      [*]          [*]         [*]         [*]              [*]
TOTAL PROPOSED COST EXCLUDING FEE            [*]      [*]          [*]         [*]         [*]              [*]
PROPOSED FEE/PROFIT                          [*]      [*]          [*]         [*]         [*]              [*]
                                      ----------                                                    -----------
TOTAL PROPOSED COST PLUS FEE/PROFIT   $3,087,023      [*]          [*]         [*]         [*]      $18,243,919
                                      ==========                                                    ===========

* NOT ALL ORGANIZATIONS ALLOCATE INDIRECT COST IN THE SAME WAY. IT IS IMPORTANT THAT YOU USE THE INDIRECT RATE STRUCTURE APPLICABLE TO YOUR ORGANIZATION. FOR EXAMPLE, IF YOU HAVE A THREE TIER INDIRECT RATE STRUCTURE, THEN YOU WILL USE A THREE TIER STRUCTURE WHEN PROPOSING INDIRECT COSTS.

     GENERALLY, UNIVERSITIES AND NON-PROFIT HAVE FRINGE BENEFIT AND G&A (OR SOMETIMES CALLED F&A) RATES, WHILE FOR-PROFIT COMPANIES CAN HAVE VARIOUS INDIRECT RATES SUCH AS FRINGE BENEFITS, OVERHEAD, G&A, ETC.

     THE BASE FOR OVERHEAD COSTS INCLUDES DIRECT LABOR AND FRINGE BENEFITS. PLEASE MODIFY IF YOUR BASE IS DIFFERENT.

     IF APPLICABLE, INSERT EXCLUSIONS TO THE G&A BASE IN ROW 26.

**   PLEASE INSERT THE COMPANY'S NAME AND THE RFP #.

***  ENTER THE CONTRACT START DATE IN CELL C5 AND MAKE ADJUSTMENTS FOR LEAP
     YEAR.

                                           [*] CONFIDENTIAL TREATMENT REQUESTED.

                                                                    ATTACHMENT C

Subcontractee Name ______________________   Invoice
Subcontractee Address ___________________   No. 97 _____________________________

_________________________________________   ____________________________________
Subcontractee City, State, Zip              Date Voucher Prepared

_________________________________________   ____________________________________
                                            Institution Reference Number

                                            ____________________________________
                                            Total Budget

Phone: xxx-xxx-xxx

             This invoice request represents reimbursable costs from
                            xx/xx/xx through xx/xx/xx

                                              Cumulative Amt.
                           Amount Billed      From Inception
Direct Costs             For Current Period   Date of Billing
------------             ------------------   ---------------
                                 0.00               0.00
Direct Labor                     0.00               0.00
Fringe Benefits                  0.00               0.00
Materials and Supplies           0.00               0.00
Consultant Fees                  0.00               0.00
Patient Care                     0.00               0.00
Travel-Domestic                  0.00               0.00
Travel-Foreign                   0.00               0.00
Subcontract Costs                0.00               0.00
Other                            0.00               0.00
Total Direct Costs               0.00               0.00
Indirect Costs (Rate)            0.00               0.00
                                -----              -----
Total Costs                     $0.00              $0.00
                                =====              =====

"I certify that all payments are for the appropriate purposes and in accordance with the subcontract."

--------------------------------------   ---------------------------------------
Name of Official                         (Title)

                                                 CHOP REFERENCE NO. 22852 -01-01

                                  ATTACHMENT D

Flowdown from subcontract between Children's Research Institute ("CRI") to The Children's Hospital of Philadelphia ("CHOP"), dated (2/3/06) and further from CHOP to Targeted Genetics Corporation ("TGC"), dated (2/10/06).

                             PATENT RIGHTS AGREEMENT

This Agreement between CHOP, a not-for-profit corporation having a principal place of business at 3615 Civic Center Boulevard, Philadelphia, PA 19104, Children's Hospital, Inc., a not for profit corporation and having a principal place of business at 700 Children's Drive, Columbus, Ohio 43205, its subsidiary, CRI, and Targeted Genetics Corporation, a private corporation having a principal place of business at 1100 Olive Way; Suite 100, Seattle, WA 98101, is entered into on the _10_ day of February ____, 2006 ("Effective Date") for the purpose of allocating between the Parties certain rights relating to the cooperative effort being proposed to the National Institutes of Health in response to Request for Proposal NIH-NIAID-DAIDS-04-42 entitled "HIV Vaccine Design and Development Teams" (HVDDT), to be carried out by CRI, CHOP and TGC (hereinafter with CHI referred to as the "Parties") if funding is awarded by the National Institutes of Health (NIH) to CRI via subcontract to fund the Proposal ("HVDDT Project").

1.   APPLICABILITY OF THIS AGREEMENT.

     (a) This Agreement shall be applicable only to matters relating to the HVDDT Project referred to in the preamble above.

     (b) If a funding agreement for a HVDDT Project is awarded to CHOP based upon the HVDDT proposal referred to in the preamble above, CRI will make a sub-award to CHOP, CHOP will make a sub-sub-award to TGC in accordance with the funding agreement, the HVDDT Project, and this Agreement. If the terms of such funding agreement appear to be inconsistent with the provisions of this Agreement, the Parties will attempt in good faith to resolve any such inconsistencies. However, if such resolution is not achieved within a reasonable period, neither CRI nor CHOP shall not be obligated to subaward, nor TGC to accept the subaward, as the case may be. If a subaward is made by CRI to CHOP and further subawarded and accepted by TGC, this Agreement shall not be applicable to contradict the terms of such subaward or of the funding agreement awarded by the NIH to CRI via Subcontract, but shall be considered to resolve ambiguities in the terms of the subaward. In no event shall any Party be deemed to have breached the terms of this Agreement in the event its actions or inactions are necessary to comply with the HVDDT Project.

     (c) The responsibilities of the Parties in this Agreement shall not be delegated to any and all consultants, subcontractors, independent contractors, or other individuals employed by CHI, CHOP or TGC for the purposes of performing under this HVDDT Project without the written permission of CRI.

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                                                 CHOP REFERENCE NO. 22852 -01-01

2.   BACKGROUND INTELLECTUAL PROPERTY.

     The Parties possess rights in intellectual property not otherwise subject to this Agreement and in existence prior to the Effective Date, which would be useful or essential to the practice or commercialization of the results of the research performed pursuant to the terms of the HVDDT Project under this Agreement ("Background Intellectual Property"). Where the Parties determine that Background Intellectual Property exists, the Parties agree that unless contractually prohibited, they shall negotiate in good faith to license these Background Intellectual Property rights as necessary to practice and commercialize the Subject Inventions. The Parties acknowledge that some existing intellectual property of CHI is already the subject of an exclusive license for commercial purposes to TGC and that such intellectual property may constitute Background Intellectual Property of CHI hereunder.

3.   PROJECT INTELLECTUAL PROPERTY.

     (a) "Project Intellectual Property" means the legal rights in and to inventions (including Subject Inventions as defined in 37 CFR 401 and 35 U.S.C., Section 201), patent applications, patents, copyrights, trademarks, mask works, trade secrets, and any other legally protestable information, including computer software, conceived or created during the performance of the HVDDT Project.

     (b) The rights of the Parties to Subject Inventions made by their employees in the performance of this HVDDT Agreement shall be as set forth in 35 U.S.C., Section 200 et al. and 37 CFR Part 400 et al. The Parties agree to incorporate those provisions into this Agreement.

          Unless otherwise agreed in writing, Project Intellectual Property shall be owned by the Party whose employees conceive of the Project Intellectual Property. Project Intellectual Property that is jointly conceived shall be jointly owned by the Parties unless otherwise agreed in writing ("Joint Intellectual Property"). The Parties agree to negotiate in good faith to determine which Party shall have the first option to file and prosecute patent applications on Joint Intellectual Property, however the Parties agree that the Party responsible for filing and prosecuting Joint Intellectual Property will copy the others on all correspondence and seek the input of the Parties on all matters related to the Joint Intellectual Property. The Parties agree to promptly execute or require its employees (whether or not such employees are currently employed by the Parties) to so execute and deliver to the Party responsible for filing and prosecuting Joint Intellectual Property or its legal representative any and all papers, instruments or affidavits requested to prepare, file and prosecute such joint Project Intellectual Property. TGC shall reimburse CHOP or CHI for the costs of such preparation, filing and prosecution during the Option Period (defined below).

          Subject to the rights of the U.S. Government arising from its sponsorship of the HVDDT Project:

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                                                 CHOP REFERENCE NO. 22852 -01-01

               (1) CHI and CHOP grant to TGC an exclusive option under the CHI and CHOP Project Intellectual Property and the Joint Intellectual Property of CHI and CHOP on terms that are commercially reasonable at the time of the exercise of the option. TGC shall have ninety (90) days following disclosure of Project Intellectual Property or Joint Intellectual Property ("Option Period") to exercise its option. In the event TGC declines to so exercise its option during the Option Period, CHI and CHOP shall have no further obligation to TGC regarding such rights.

               (2) TGC hereby grants to CHI and CHOP a non-exclusive fully paid-up sublicenseable license under the TGC Project Intellectual Property for research and educational purposes.

               (3) In the event TGC does not exercise its option as provided in
               (1) above:

          (i) Any expenses or liabilities, including patent expenses, resulting from the practice, licensing, or exploitation of Joint Intellectual Property shall be allocated between the Parties, as appropriate, and shall be determined by good faith negotiations.

          (ii) Any revenues and profits resulting from the practice, licensing, or exploitation of such Joint Project Intellectual Property shall be allocated between the Parties, as appropriate, as determined by good faith negotiations, and shall take into account the relative contributions of each collaborator in the conception and reduction to practice of the Joint Project Intellectual Property which generated said revenues.

               (4) If any Party opts to not practice or license its Project Intellectual Property and Joint Project Intellectual Property for purposes of commercialization, the Parties agree to negotiate in good faith to license the Party(ies) who is commercializing, directly or through license, the Project Intellectual Property and Joint Intellectual Property.

     (c) The Parties agree to disclose to each other, in writing and in confidence, each and every Subject Invention, which may be patentable or otherwise protectable under the United States patent laws in Title 35, U.S.C. The Parties acknowledge that they will use best efforts to disclose Subject Inventions to each other within thirty (30) days after their respective inventor(s) first disclose the invention in writing to the person(s) responsible for patent matters of the disclosing Party. All written disclosures of such Subject Inventions shall contain sufficient detail of the invention, identification of any statutory bars, and shall be marked confidential, in accordance with 35 U.S.C. Section 205.

     (d) During the term of the HVDDT Project, each Party hereto may use Project Intellectual Property of the other nonexclusively and without compensation for the sole purpose of performing the activities provided for in this HVDDT Project, including confidential inclusion in: HVDDT project reports to the NIH and proposals to the NIH for continued funding of this HVDDT project through additional phases.

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                                                 CHOP REFERENCE NO. 22852 -01-01

     (e) The Parties hereby agree to negotiate in good faith during the Option Period such Project Intellectual Property rights issues such as the choice of patent attorney selection and prosecution matters and ameliorate any effect thereof that would threaten the commercial viability of the Subject Inventions.

4.   CONFIDENTIALITY/PUBLICATION.

     (a) Background Intellectual Property and Project Intellectual Property of a Party, as well as other proprietary or confidential information of a Party, disclosed by that Party to the other in connection with this HVDDT Project shall be received and held in confidence by the receiving Party and, except with the consent of the disclosing Party or as required for regulatory or statutory compliance under the HVDDT Project and shall neither be used by the receiving Party, other than to perform under the HVDDT Project, nor disclosed by the receiving Party to others, provided that the receiving Party has notice that such information is regarded by the disclosing Party as proprietary or confidential. However, these confidentiality obligations shall not apply to use or disclosure by the receiving Party after such information is or becomes known to the public without breach of this Agreement or is or becomes known to the receiving Party from a third party lawfully entitled to disclose, as evidenced by receiving Party's written records, or is developed by or for the receiving Party independently of its knowledge of or access to the disclosing Party's confidential information, as evidenced by receiving Party's written records. If the receiving Party is required by law to disclose any of the Background Intellectual Property or Project Intellectual Property, the receiving party shall notify disclosing party promptly and reasonably assist the disclosing Party to obtain a protective order or other remedy of disclosing Party's election. The receiving Party shall furnish only that portion of the information that is legally required, exercise reasonable efforts to obtain reliable assurance that the information shall be held in confidence and allow disclosing Party prior review of such disclosure.

     (b) Subject to the terms of paragraph (a) above, any Party may publish its results from this HVDDT Project. However, the publishing Party shall provide the other Parties a thirty-day period in which to review proposed publications, identify proprietary or confidential information, and submit comments. The publishing Party shall not publish or otherwise disclose proprietary or confidential information identified and owned by another Party and the publishing Party will give full consideration to all comments before publication. Furthermore, upon request of the reviewing Party, publication will be deferred for up to sixty additional days for preparation and filing of a patent application. Following such deferred period, each Party has the right to make publicly available the results of the research funded by the HVDDT Project, in accordance with scientific custom.

                                                 CHOP REFERENCE NO. 22852 -01-01

5.   LIABILITY.

     (a) EACH PARTY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES RUNNING TO THE OTHER OR THROUGH THE OTHER TO THIRD PARTIES, WHETHER EXPRESS, STATUTORY OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND FREEDOM FROM INFRINGEMENT. NO PARTY SHALL BE LIABLE FOR LOSS OF USE, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

     (b) Each Party ("Indemnitor") shall indemnify, defend and hold harmless the other Parties and their respective affiliates, officers, directors, boards, trustees, employees, agents and consultants ("Indemnitee") with regard to any claims, losses damages, and/or liability of whatsoever kind or nature, as well as all costs and expenses, including, reasonable attorneys' fees and court costs (collectively "Loss") arising now or in the future from any action or inaction by Indemnitor, including a breach of this Agreement or any other agreement related to the HVDDT Project, and/or any negligent or malfeasant act or omission by the Indemnitor, its consultants, subcontractors, independent contractors or other individuals employed Indemnitor, except to the extent such Loss is attributable to an indemnification obligation of an Indemnitee hereunder.

6.   TERMINATION.

     (a) This Agreement shall terminate immediately upon the completion of the HVDDT Project or in the event no funding is received from the NIH thereunder. This Agreement may also be terminated by any Party in the event of an uncured breach by another Party following thirty days' written notice of such breach; provided that if any other agreement related to the HVDDT Project is still in effect, this Agreement shall survive for the benefit of the non-breaching Party(ies).

     (b) The termination or expiration of this Agreement shall not affect the rights and obligations of the Parties accruing prior thereto, including its share of any uncancelable commitments as of the termination date. The confidentiality, use, and/or non-disclosure obligations of this Agreement shall survive any termination of this Agreement, until the information falls within one of the exceptions in 4(a).

7.   MISCELLANEOUS PROVISIONS.

     (a) Entire Agreement. This Agreement constitutes the entire agreement between the three Parties with respect to the subject matter of the HVDDT Project and supersedes all prior communications, agreements or understandings, written, electronic or oral. No modification, amendment, or waiver of this Agreement, or any of its provisions, shall be effective unless executed by all Parties in

                                                 CHOP REFERENCE NO. 22852 -01-01

          writing. Each Party acknowledges that, in entering into this Agreement, it did not rely on any representation, warranty or other assurance from the other Party except as expressly provided herein. Notwithstanding the foregoing, nothing in this Agreement shall affect the liability of either Party for any fraudulent misrepresentation. Each Party acknowledges that it was provided an opportunity to seek advice of counsel and as such this Agreement shall not be strictly construed for or against either Party.

     (b) Severability. The provisions of this Agreement are severable, and in the event that any provision of this Agreement is determined to be invalid or unenforceable under any controlling body of law, such invalidity or non-enforceability shall not in any way affect the validity or enforceability of the remaining provisions.

     (c) Assignment. Either Party may assign or otherwise transfer this Agreement only to the assignee or transferee of its entire business or of that part of its business to which this Agreement relates. Any assignment or transfer in contravention with this section shall be null and void. This Agreement shall be binding on and inure to the sole benefit of the Parties and their permitted successors and assigns.

     (d) Use of Names. No Party shall use the names or trademarks of the other nor any adaptation thereof without prior written consent obtained from the other in each separate case, except that the Parties may state the existence of the HVDDT Project and their roles thereunder, and shall be free to list name of party as required for publication in peer-reviewed journals, and as requested for grant applications.

     (e) Non-waiver. The delay or failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. A valid waiver must be executed in writing and signed by the Party granting such waiver.

     (f) Attorney Fee Recovery. In any litigation arising under or relating to this Agreement, the prevailing Party shall be entitled to recover reasonable attorney's fees and litigation costs.

     (g) No Third Party Benefit. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and shall not be construed as conferring any rights to any third party.

     (h) Independent Contractors. Nothing contained in this Agreement shall place the Parties in a partnership, joint venture or agency relationship and neither Party shall have the right or authority to obligate or bind the other Party in any manner.

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                                                 CHOP REFERENCE NO. 22852 -01-01

     (i) Executed in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together constitute one and the same instrument.

The Parties have hereunto set their hands and seals and duly execute this Agreement as of the Effective Date.

AGREED TO AND ACCEPTED:

TARGETED GENETICS CORPORATION


BY: /s/ Barrie Carter                   DATE: 2/13/06
   ----------------------------------
PRINT NAME: Barry Carter
TITLE: Chief Scientific Officer


CHILDREN'S HOSPITAL OF PHILADELPHIA


BY: /s/ Sara Dubberly                   DATE: 2/10/06
    ---------------------------------
PRINT NAME: Sara Dubberly
TITLE: Director, Sponsored Programs